Exhibit (b)(1)

CONFIDENTIAL

EXECUTION VERSION

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, NC 28202

October 16, 2017

GSO Diamond Portfolio Borrower LLC

c/o GSO Capital Partners LP

345 Park Avenue

New York, NY 10154

Attention: Dan Smith

Project Osprey

Commitment Letter

Ladies and Gentlemen:

You have advised us that GSO Diamond Portfolio Holdco LLC, a Delaware limited liability company (“AcquisitionCo”), of which you are a direct wholly-owned subsidiary, intends to acquire (the “Acquisition”), directly or indirectly, including through you and its other designees, certain of the assets of the Seller under the Purchase Agreement (in each case, as defined in the transaction description attached hereto as Exhibit A (the “Transaction Description”)). You have further advised Wells Fargo Bank, N.A. (the “Committed Lender”, “we” or “us”) that, in connection with the foregoing, you and the other parties described therein intend to consummate the other Transactions described in the Transaction Description. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description, the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Term Sheet”) and the Summary of Additional Conditions attached hereto as Exhibit C (the “Summary of Additional Conditions”; together with this commitment letter, the Transaction Description and the Term Sheet, collectively, the “Commitment Letter”).

You have further advised us that, in connection therewith, it is intended that the financing for the Transactions will include a revolving asset-based structured credit facility consisting of (i) a Class A Loan (the “Class A Loan”) with an aggregate principal amount of $1,600,000,000 or such lesser amount as you may elect in your sole discretion, and (ii) a Class B Loan (the “Class B Loan”) with an aggregate principal amount of $250,000,000 or such lesser amount (but not less than $225,000,000) as you may elect in your sole discretion. The Class A Loan and the Class B Loan are collectively referred to herein as the “Facility”.

1.	Commitment.

In connection with the foregoing, the Committed Lender commits to provide 100% of the Class A Loan, subject only to the conditions set forth in the Certain Funds Provision (as defined below) and in the Summary of Additional Conditions.

2.	Title and Roles.

It is agreed that Wells Fargo Bank, N.A. will act as sole lead arranger and bookrunner for the Facility (acting in such capacity, the “Lead Arranger”) and as sole administrative agent for the Facility (acting in such capacity, the “Administrative Agent”).

You agree that no other agents, co-agents, lead arrangers, bookrunners, managers or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated in this Commitment Letter and the Fee Letter (as defined below)) will be paid to obtain the commitments of the Lenders under the Facility unless you and we shall so reasonably agree.

3.	Syndication.

We reserve the right, prior to or after the execution of definitive documentation for the Facility, to syndicate all or a portion of the Committed Lender’s commitment hereunder to a group of financial institutions (together with the Committed Lender, the “Lenders”) identified by the Committed Lender in consultation with you and reasonably acceptable to us, it being understood that we will syndicate only to (i) persons to whom you have given your prior written consent (which consent (x) shall not be unreasonably withheld, (y) shall be deemed to have been received unless you have objected thereto in writing to the Committed Lender (or, after the Closing Date, the Administrative Agent) within 5 business days after having received written notice thereof and (z) shall not be required at any time a Termination Event has occurred under the Facility or an assignment by the Committed Lender is required by applicable law or regulation), (ii) any banking entity and (iii) any affiliate or approved fund of the Committed Lender or of any of the persons described in clause (i) (any person described in clause (i), (ii) or (iii), each, an “Eligible Institution”); provided that notwithstanding the Committed Lender’s right to syndicate the Class A Loan and receive commitments with respect thereto, it is agreed that any syndication, assignment, or receipt of commitments in respect of all or any portion of the Committed Lender’s commitment hereunder prior to the initial funding under the Class A Loan shall not be a condition to the Committed Lender’s commitment nor reduce the Committed Lender’s commitment hereunder with respect to the Class A Loan (the date of such initial funding under the Class A Loan, the “Closing Date”) and, unless you otherwise agree in writing, the Committed Lender shall retain exclusive control over all rights and obligations with respect to its commitment, including all rights with respect to consents, modifications, waivers and amendments, until the Closing Date has occurred. Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Committed Lender’s commitment hereunder is not subject to or conditioned on the syndication of the Class A Loan. Nothing herein shall be construed to limit the right of the Committed Lender to syndicate the Class A Loan after the Closing Date to Eligible Institutions so long as unless otherwise required by applicable law or regulation, the Committed Lender shall at all times hold the minimum amount of the Class A Loan Amount necessary for the Committed Lender to be both the “Required Lenders” (or the equivalent thereof) and the “Required Class A Lenders” (or the equivalent thereof) under the Facility (the “Minimum Committed Lender Hold”).

You agree to use commercially reasonable efforts to assist us in completing a timely syndication that is reasonably satisfactory to us (in consultation with you). Such assistance shall include, without limitation, until the last day of the Reinvestment Period (the “Syndication Outside Date”), (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from the existing lending and investment banking relationships of you and GSO Capital Partners LP (“GSO”), (b) your using commercially reasonable efforts to assist us in our preparation of not more than one customary confidential information memorandum for the Facility and other customary marketing materials to be used in connection with the syndication (the “Confidential Information Memorandum”), (c) the hosting, with us, of no more than one meeting of prospective Lenders for the Class A Loan, at a time and location to be mutually agreed upon, and (d) your ensuring that, prior to the Closing Date, there shall be no competing issues of debt securities or commercial bank or other credit facilities of AcquisitionCo or any of its subsidiaries (other than (I) any financings of CLO securities (including equity interests in CLO issuers) being acquired in connection with the Transactions and (II) financing of any real property to be acquired by AcquisitionCo in connection with the Transactions) being offered, placed or arranged if the offering, placement or arrangement of such debt securities or commercial bank or other credit facilities would have, in the reasonable judgment of the Lead Arranger, a detrimental effect upon the primary syndication of the Class A Loan. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions, it is understood that neither the commencement or completion of the syndication of the Class A Loan or the compliance with any of the provisions set forth in clauses (a) through (d) above or any other provision of this paragraph shall constitute a condition to the availability of the Class A Loan on the Closing Date or at any time thereafter. We acknowledge that the Seller is not obligated to assist with a syndication of the Class A Loan and the Seller and its subsidiaries are not restricted from incurring debt or liens prior to the Closing Date, except, in each case, as specifically set forth in the Purchase Agreement and any merger agreement the Seller enters into in connection with the Transactions. Your obligations in this Commitment Letter to use commercially reasonable efforts to cause the Seller or its management to take (or refrain from taking) any action will not require you to take action that is in contravention of the terms of the Purchase Agreement. You will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding on, or waive any privilege that may be asserted by, you, the Seller or your or its respective affiliates; provided that, in the event that you do not provide information in reliance on this sentence due to confidentiality or waiver concerns, you shall provide notice to the Committed Lender that such information is being withheld and you shall use your commercially reasonable efforts to communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege; provided, further, that none of the foregoing shall be construed to limit any of your or the Borrower’s representations and warranties or any of the conditions, in any such case, set forth in this Commitment Letter or the Facility Documentation.

The Lead Arranger will, in consultation with you, manage all aspects of any syndication of the Class A Loan, including decisions as to the selection of institutions to be approached (which shall be limited to Eligible Institutions) and when they will be approached, when their commitments will be accepted, which institutions will participate (which institutions shall be Eligible Institutions selected in consultation with you), the allocation of the commitments among the Lenders (which allocation shall be made in consultation with you) and the amount and distribution of fees among the Lenders.

You hereby represent (to your knowledge, with respect to any information about the Seller, the Portfolio Servicer, the Initial Portfolio Loans or any other assets of the Seller or its subsidiaries) that (x) all written factual information and written data (other than projections and other forward-looking information and information of a general economic or general industry nature (collectively, the “Projections”)) (such non-excluded information and data, collectively, the “Information”) that has been or will be made available to the Committed Lender by you or any of your representatives on your behalf in connection with the Transactions, taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto) and (y) the Projections that have been or will be made available to the Committed Lender by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time the related Projections are made available to the Committed Lender (it being understood that the Projections are as to future events and are not to be viewed as facts and that actual results may differ significantly from the Projections and such differences may be material). You agree that if, at any time prior to the Syndication Outside Date, you become aware that any of the representations in the preceding sentence would be incorrect (to your knowledge, with respect to any information about the Seller, the Portfolio Servicer, the Initial Portfolio Loans or any other assets of the Seller or its subsidiaries) in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement (or, in the case of Information or Projections about the Seller, the Portfolio Servicer, the Initial Portfolio Loans or any other assets of the Seller or its subsidiaries, use commercially reasonable efforts to cause the Seller to promptly supplement) the Information so that such representations will be correct to your knowledge in all material respects under those circumstances; provided that such supplementation shall cure any breach of such representations. In arranging and syndicating the Class A Loan, we will be entitled to use and rely primarily on the Information without responsibility for independent verification thereof. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, none of the making of any of the foregoing representations, the provision of any supplement thereto, nor the accuracy of any such representation or supplement shall constitute a condition precedent to the availability and initial funding of the Class A Loan on the Closing Date.

4.	Fee Letter.

As consideration for the commitment of the Committed Lender hereunder and its agreement to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Facility (the “Fee Letter”) on the terms and subject to the conditions set forth therein.

5.	Certain Funds Provisions.

The commitment of the Committed Lender hereunder, its agreement to perform the services described herein and the availability of the Class A Loan on the Closing Date in an amount equal to the lesser of (x) $1,600,000,000 and (y) the maximum amount that could be borrowed by the Borrower without resulting in a Class A Borrowing Base Deficiency as shown by the certificate delivered pursuant to clause 4 of Exhibit C hereto based on the Assigned Values described in such clause 4 (such lesser amount, the “Class A Closing Loan Amount”) are subject solely to (1) the conditions set forth in the Summary of Additional Conditions and (2) the execution (as applicable) and delivery by the Borrower and the officers thereof, as the case may be, of definitive documentation, customary closing certificates (including evidences of authority, resolutions, charter documents, and officers’ incumbency certificates), and customary legal opinions with respect to the Facility, in each case, consistent with this Commitment Letter (including the Term Sheet) or as otherwise mutually agreed by you and us (the “Facility Documentation”); provided that, notwithstanding anything in this Commitment Letter, the Fee Letter, the Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the accuracy of which shall be a condition to the availability of the Class A Loan on the Closing Date in the Class A Closing Loan Amount shall be (A) the Specified Representations (as defined below), and (B) the representations and warranties relating to (I) the Initial Portfolio Loans made by the Seller in the Purchase Agreement as are material to the interests of the Lenders, and (II) the absence of the occurrence of any event, development, change or effect since September 30, 2017 which has had or would reasonably be expected to have, individually or in the aggregate, a “Material Adverse Effect” (as defined in the Purchase Agreement), but, in any case, only to the extent that AcquisitionCo (any of its affiliates that is a party to the Purchase Agreement) have the right to terminate AcquisitionCo’s (or such affiliate’s) obligations under the Purchase Agreement (or otherwise decline to consummate the Purchase Agreement without liability) as a result of a breach of such representations and warranties in such agreement (in each case after giving effect to any applicable notice or cure period) (the “Seller Representations”), and (ii) the Facility Documentation shall be in a form such that it does not impair the availability of the Class B Loan on the

Closing Date in the Class B Closing Loan Amount if the conditions set forth in this paragraph and in the Summary of Additional Conditions are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties made by the Borrower and the Collateral Manager (each, a “Relevant Party”) in the Facility Documentation and as set forth in the Term Sheet relating to corporate or other organizational existence of such Relevant Party, good standing of such Relevant Party, power and authority related to entry into and performance of the Facility Documentation by such Relevant Party, the execution and delivery by, and enforceability of the Facility Documentation against, such Relevant Party, the entry into the Facility Documentation (including the granting of security interests contemplated in the Term Sheet) and performance of its obligations thereunder not violating the constitutional documents of the such Relevant Party, solvency of the Borrower and its subsidiaries on a consolidated basis on the Closing Date, after giving effect to the Transactions (solvency to be defined in a manner consistent with the solvency definition set forth in Annex I to Exhibit C), creation, validity and perfection of security interests in the Collateral to be perfected on the Closing Date in accordance with the Summary of Additional Conditions, Federal Reserve margin regulations, the PATRIOT Act, OFAC, FCPA or other anti-money laundering, sanctions, anti-terrorism or anti-corruption laws and the Investment Company Act of 1940. Without limiting the conditions precedent provided herein, the Lead Arranger will cooperate with you as reasonably requested in coordinating the timing and procedures for the funding of the Facility in a manner consistent with the Purchase Agreement. This paragraph is referred to as the “Certain Funds Provision”.

6.	Indemnification; Expenses.

GSO Diamond Portfolio Fund LP (the “Fund”) and you, jointly and severally, agree (a) to indemnify and hold harmless the Administrative Agent, the Lead Arranger, the Committed Lender and their respective affiliates and controlling persons and the respective officers, directors, employees, agents, members and successors of each of the foregoing, but excluding (x) any of the foregoing in its capacity, if applicable, as financial advisor to GSO, AcquisitionCo or AcquisitionCo’s direct or indirect equity holders or affiliates in connection with the Acquisition (each, a “Buy-Side Advisor”) and any Related Person (as defined below) of such Buy-Side Advisor in such capacity and (y) any Investor in its capacity as such and any Related Person of such Investor in such capacity (each, other than such excluded parties, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, of any kind or nature whatsoever to which such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Facility or any related transaction or any claim, litigation, investigation or proceeding, actual or threatened, relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether such Indemnified Person is a party thereto and whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse such Indemnified Person within thirty (30) days following written demand for any reasonable and documented out-of-pocket legal expenses of one firm of counsel for all Indemnified Persons and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnified Persons (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnified Person) and other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses (i) to the extent they have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any Related Person of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any Related Person of such Indemnified Person under this Commitment Letter or the Facility Documentation (as determined by a court of competent jurisdiction in a final non-appealable decision) or (iii) arising out of, or in connection with, any Proceeding that does not involve an act or omission by you or any of your affiliates and that is brought by an Indemnified Person against any other Indemnified Person other than any Proceeding against the relevant Indemnified Person in its capacity or in fulfilling its role as an agent, arranger or similar role under any of the Facility, and (b) to reimburse the Committed Lender on the Closing Date (to the extent an invoice therefor is received at or at least three (3) business days prior to the Closing Date), for all reasonable and documented out-of-pocket expenses (including, but not limited to, expenses of the Committed Lender’s due diligence investigation (and with respect to third party diligence expenses, to the extent any such expenses have been previously approved by you, such approval not to be unreasonably withheld), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel identified in the Term Sheet (and, for the avoidance of doubt, not of counsel to the Committed Lender or Lead Arranger individually) and of a single local counsel to the Administrative Agent in each relevant jurisdiction, except allocated costs of in-house counsel)), in each case incurred by the Committed Lender in connection with the Facility and the preparation of this Commitment Letter, the Fee Letter and the Facility Documentation (collectively, the “Expenses”); provided that, neither the Fund nor you shall be required to reimburse any of the Expenses in the event the Closing Date does not occur. Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), except to the extent such damages have resulted from the willful misconduct or gross negligence of such Indemnified Person or any Related Person of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), and (ii) none of you, the Fund, GSO, any of your, the Fund’s or GSO’s affiliates, officers, directors or employees, or any existing or potential investors in any fund managed, advised or sub-advised by GSO or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with your or their activities related to the Facility or this Commitment Letter; provided that, nothing contained in this clause (ii) shall limit the indemnity or reimbursement obligations of you or the Fund to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder. For purposes hereof, a “Related Person” of an Indemnified Person (or any Buy-Side Advisor or Investor) means (a) any controlling person or controlled affiliate of such Indemnified Person (or Buy-Side Advisor or Investor), (b) the respective directors, officers, or employees of such Indemnified Person (or Buy-Side Advisor or Investor) or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnified Person (or Buy-Side Advisor or Investor) or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting on behalf of or at the instructions of such Indemnified Person (or Buy-Side Advisor or Investor), controlling person or such controlled affiliate.

Neither you nor the Fund shall be liable for any settlement of any Proceeding effected by any Indemnified Person without your consent (which consent shall not be unreasonably withheld or delayed), but if any Proceeding is settled with your written consent, you and the Fund, jointly and severally, agree to indemnify and hold harmless such Indemnified Person in the manner set forth above. Neither you nor the Fund shall, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (b) does not include any statement as to any admission of fault or culpability.

Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund or return any and all amounts paid by you or the Fund under the indemnification provisions of this Commitment Letter to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof.

7.	Certain Conflicts; Absence of Fiduciary Relationship

You acknowledge that the Committed Lender and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other persons in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither the Committed Lender nor any of its affiliates will use confidential information obtained from or on behalf of you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them of services for other persons, and neither the Committed Lender nor any of its affiliates will furnish any such information to other persons. You also acknowledge that neither the Committed Lender nor any of its affiliates have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, the Committed Lender, together with its affiliates, are full service securities firms engaged, either directly or through its affiliates, in various activities, including securities trading, commodities trading, investment management, research, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Committed Lender and its affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, GSO, the Seller and other companies that may be the subject of the arrangements contemplated by this Commitment Letter for its own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Committed Lender and its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, GSO, the Seller or other companies that may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

The Committed Lender and its affiliates may have economic interests that conflict with those of the Seller and you. You agree that the Committed Lender will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Committed Lender or any of its affiliates and you, GSO and the Seller, your and their respective stockholders or your and their respective affiliates with respect to the transactions contemplated by this Commitment Letter and the Fee Letter. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Committed Lender and its affiliates, on the one hand, and you and GSO, on the other, (ii) in connection therewith and with the process leading to such transactions, the Committed Lender and its applicable affiliates (as the case may be) is acting solely as a principal and not as agents or fiduciaries of you, GSO and the Seller, your and their respective management, stockholders, creditors or any other person, (iii) the Committed Lender and its applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Committed Lender or any of its affiliates have advised or are currently advising you, GSO or the Seller on other matters), except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you have consulted your own legal and financial advisors to the extent you deemed appropriate.    You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. Please note that the Committed Lender and its affiliates do not provide tax, accounting or legal advice. You hereby waive and release any claims that you may have against the Committed Lender (in its capacity as such) and its applicable affiliates (as the case may be) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated by this Commitment Letter. It is understood that this paragraph shall not apply to or modify or otherwise affect any arrangement with any Buy-Side Advisor, or any financial advisor separately retained by you, GSO or any of your or its affiliates in connection with the Acquisition, in its capacity as such.

8.	Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of the Fee Letter and its terms or substance, or this Commitment Letter and its terms or substance, shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to GSO and to your and its respective officers, directors, employees, attorneys, accountants, advisors and any existing or potential investors in any fund managed, advised or sub-advised by GSO that is considering an investment, directly or indirectly, in the Fund on a confidential basis, (b) if the Committed Lender consents in writing to such proposed disclosure, (c) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process or, to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case, you agree, to the extent practicable and not prohibited by law, to notify us of the proposed disclosure in advance of such disclosure and if you are unable to notify us in advance of such disclosure, such notice shall be delivered to us promptly thereafter to the extent permitted by law) or (d) to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder; provided that (i) you may disclose this Commitment Letter (but not the Fee Letter) and the contents hereof (but not thereof) to the Seller, the Portfolio Servicer and their respective officers, directors, equity holders, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (ii) you may disclose this Commitment Letter (but not the Fee Letter) and the contents hereof (but not thereof) in any proxy or other public filing relating to the Acquisition, and in the Confidential Information Memorandum, in each case in a manner to be mutually agreed upon, (iii) you may disclose this Commitment Letter and the Fee Letter, and the contents hereof, to potential equity investors and their respective officers, directors, employees, attorneys, accountants, advisors and other representatives on a confidential and need-to-know basis, (iv) you and any equity investor in AcquisitionCo may disclose the fees contained in the Fee Letter as part of a generic disclosure of aggregate sources and uses related to fee amounts to the extent customary or required in marketing materials, any proxy or other public filing, and in the Confidential Information Memorandum, and (v) to the extent portions thereof have been redacted in a customary manner (including, without limitation, redaction of fee amounts) reasonably satisfactory to the Committed Lender, you may disclose the Fee Letter and the contents thereof to the Seller and its officers, directors, equity holders, employees, attorneys, accountants and advisors on a confidential basis. The obligations under this paragraph with respect to this Commitment Letter shall terminate automatically after the Facility Documentation shall have been executed and delivered by the parties thereto. To the extent not earlier terminated, the provisions of this paragraph with respect to this Commitment Letter shall automatically terminate on February 8, 2019.

The Committed Lender and its affiliates will use all confidential information provided to them or such affiliates by or on behalf of you hereunder or in connection herewith solely for the purpose of providing the services that are the subject of this Commitment Letter and shall treat confidentially all such information and the terms and contents of this Commitment Letter, the Fee Letter and the Facility Documentation; provided that nothing herein shall prevent the Committed Lender from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Committed Lender, to the extent not prohibited by applicable law, agrees (except with respect to any audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof and use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (b) upon the request or demand of any regulatory authority having jurisdiction over the Committed Lender or any of its affiliates (in which case the Committed Lender, to the extent practicable and not prohibited by law, agrees (except with respect to any audit or examination conducted by bank examiners or any governmental bank regulatory authority exercising examination or regulatory authority) to inform you promptly thereof and if the Committed Lender is unable to notify you in advance of such disclosure, such notice shall be delivered to you promptly thereafter to the extent permitted by law and use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent that such information becomes publicly available other than by reason of disclosure by the Committed Lender or any of its affiliates or any of the Committed Lender’s or such affiliates’ respective officers, directors, employees, attorneys, accountants, advisors and other representatives (collectively, the “Committed Lender Parties”) in violation of any confidentiality obligations owing to you, GSO, the Seller or any of your or their respective affiliates (including those set forth in this paragraph), (d) to the extent that such information is received by the Committed Lender or its affiliates from a third party that is not, to the Committed Lender’s or its affiliates’ knowledge, subject to confidentiality obligations owing to you, GSO, the Seller or any of your or their respective affiliates, (e) to the extent that such information was already in the Committed Lender’s or its affiliates’ possession or is independently developed by the Committed Lender or its affiliates, (f) to any Committed Lender Party who needs to know such information in connection with the Transactions and is informed of the confidential nature of such information, (g) to potential or prospective Lenders, participants or assignees (in each case, that is an Eligible Institution), to any credit insurance providers and any direct or indirect actual or prospective contractual counterparties (and its advisors) to any swap, derivative or securitization transaction relating to the Borrower and its obligations under any Facility, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) for purposes of establishing a “due diligence defense”, (i) to the extent necessary in connection with the exercise of any remedy or enforcement of any rights hereunder, (j) to any other party hereto or (k) to the extent you consent to such proposed disclosure. The Committed Lender’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Facility Documentation upon the initial funding of the Facility, if and to the extent the Committed Lender is party thereto, and shall in any event terminate upon the first anniversary of the date hereof. For the avoidance of doubt, the provisions of this paragraph do not supersede any other confidentiality or non-disclosure agreement or undertaking by any Committed Lender Party in favor of any of GSO, the Seller, its subsidiaries or their respective affiliates (whether directly or indirectly through a back-to-back or similar agreement).

9.	Miscellaneous.

This Commitment Letter and the commitment hereunder shall not be assignable by any party hereto without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and GSO and the Indemnified Persons), is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and GSO and the Indemnified Persons) and is not intended to create a fiduciary relationship among the parties hereto. Any provision of this Commitment Letter (including any Term Sheet attached hereto) that provides for, requires or otherwise contemplates any consent, approval, agreement or determination by you on or prior to the Closing Date, shall also be construed as providing for, requiring or otherwise contemplating consent, approval, agreement or determination by GSO (unless GSO otherwise notifies the parties hereto). Subject to the other provisions set forth in this Commitment Letter, any and all obligations of, and services to be provided by, the Committed Lender hereunder (including, without limitation, its commitment) may be performed and any and all rights of the Committed Lender hereunder may be exercised by or through any of their affiliates or branches subject to compliance thereby with the obligations of the Committed Lender hereunder (it being understand and agreed that the Committed Lender shall be responsible for the performance by the relevant affiliate or branch of the Committed Lender’s obligations hereunder); provided that with respect to the commitment, any assignments thereof to an affiliate will not relieve the Committed Lender from any of their obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Committed Lender, you and, with respect to any modifications to the provisions under the heading “Indemnification; Expenses”, the Fund.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart hereof.

This Commitment Letter and the Fee Letter (i) are the only agreements that have been entered into among the parties hereto with respect to the Facility and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Facility and set forth the entire understanding of the parties hereto with respect thereto.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facility Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Class A Loan on the Closing Date in an amount equal to the Class A Closing Loan Amount is subject only to conditions specified on Exhibit C hereto, subject to the Certain Funds Provision, and (ii) the Fee Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) of the parties thereto with respect to the subject matter set forth therein; provided that nothing contained in this Commitment Letter obligates you or any of your affiliates to consummate the Transactions or to draw down any portion of the Facility.

THIS COMMITMENT LETTER AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NOTWITHSTANDING THE PRECEDING SENTENCE AND THE GOVERNING LAW PROVISIONS OF THIS COMMITMENT LETTER AND THE FEE LETTER, IT IS UNDERSTOOD AND AGREED THAT (A) THE DETERMINATION OF THE ACCURACY OF ANY SELLER REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF YOU OR YOUR APPLICABLE AFFILIATE HAS THE RIGHT TO TERMINATE YOUR OR THEIR OBLIGATIONS UNDER THE PURCHASE AGREEMENT OR TO DECLINE TO CONSUMMATE THE ACQUISITION, (B) THE DETERMINATION OF WHETHER THE TRANSACTIONS HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT AND (C) THE INTERPRETATION OF THE DEFINITION OF “MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE PURCHASE AGREEMENT) (AND WHETHER OR NOT SUCH A MATERIAL ADVERSE EFFECT HAS

OCCURRED) AND, IN ANY CASE, CLAIMS OR DISPUTES ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

Each of the parties hereto irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Commitment Letter or the Fee Letter, (b) agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in such New York state or federal court and (c) agrees that a final, non-appealable judgment in any such suit, action or proceeding may be enforced in other jurisdictions in any manner provided by law; provided, that with respect to any suit, action or proceeding arising out of or relating to the Purchase Agreement or the transactions contemplated thereby and which do not involve claims against us or the Lenders, this sentence shall not override any jurisdiction provision set forth in the Purchase Agreement.    You and we agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto agrees to service of process for purposes of the submission to jurisdiction set forth above by the mailing of such process by registered or certified mail, postage prepaid, to its address specified on the first page of this Commitment Letter.

The syndication, reimbursement and compensation provisions (if applicable in accordance with the terms hereof and the Fee Letter), indemnification, waiver of indirect, special, punitive or consequential damages, confidentiality (except to the extent set forth herein), jurisdiction, governing law, venue, absence of fiduciary relationship and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Facility Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Committed Lender’s commitment hereunder; provided that your and the Fund’s obligations under this Commitment Letter, other than those relating to the confidentiality of the Fee Letter, syndication of the Facility and provision of information, shall automatically terminate and be superseded by the Facility Documentation upon the initial funding thereunder and the payment of all amounts owing at such time hereunder and under the Fee Letter, and you and the Fund shall be automatically released from all liability in connection therewith at such time.

We hereby notify you that pursuant to the requirements of the U.S. PATRIOT Improvement and Reauthorization Act, Title III of Pub. L.107-56 (signed into law October 26, 2001, as amended from time to time, the “PATRIOT Act”), the Committed Lender and each other Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow any of the Committed Lender or such Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Committed Lender and each Lender.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to the Administrative Agent, on behalf of the Committed Lender, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on October 18, 2017. The Committed Lender’s commitment hereunder and agreements contained herein will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter and the commitment and undertakings of the Committed Lender hereunder shall automatically terminate upon the first to occur of (i) the termination of the Purchase Agreement without consummation of the Acquisition, (ii) April 23, 2018 (the “Expiration Date”), unless the Committed Lender shall, in its discretion, agree to an extension, (iii) the consummation of the Acquisition with or without the funding of the Facility, (iv) the date the Seller (or affiliates thereof) enters into a purchase agreement relating to the Acquisition that is not GSO or an affiliate thereof and (v) the mutual agreement of the parties hereto; provided that the termination of any commitment pursuant to this sentence shall not prejudice your rights and remedies in respect of any breach of this Commitment Letter that occurred prior to any such termination. You shall have the right to terminate this Commitment Letter and the commitment of the Committed Lender hereunder with respect to the Facility at any time upon written notice to the Committed Lender from you, subject to your surviving obligations as set forth in the third to last paragraph of this Commitment Letter and in the Fee Letter.

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

WELLS FARGO BANK, N.A.

By:	/s/ Mary Katherine DuBose
Name:	Mary Katherine DuBose
Title:	Managing Director

Signature Page to Commitment Letter

Accepted and agreed to as of

the date first above written:

GSO DIAMOND PORTFOLIO BORROWER LLC

By: GSO Diamond Portfolio Holdco LLC, its sole member

By: GSO Diamond Portfolio Fund LP, its sole member

By: GSO Diamond Portfolio Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Solely with respect to the provisions under the heading “Indemnification; Expenses”:

GSO DIAMOND PORTFOLIO FUND LP

By:	GSO Diamond Portfolio Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Signature Page to Commitment Letter

EXHIBIT A

Project Osprey

Transaction Description

All capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the other Exhibits to the Commitment Letter.

GSO and its affiliates (collectively, the “Sponsor”) together with any other investors arranged by and designated by the Sponsor (collectively with the Sponsor, the “Investors”) have established GSO Diamond Portfolio Borrower LLC, a newly formed Delaware limited liability company (the “Borrower”), a direct wholly-owned subsidiary of GSO Diamond Portfolio Holdco LLC, a Delaware limited liability company (“AcquisitionCo”), a direct wholly-owned subsidiary of GSO Diamond Portfolio Fund LP (the “Fund”) and intend for the Borrower to acquire, directly or indirectly, the Initial Portfolio Loans.

In connection with the foregoing, it is intended that:

a)	The Investors will directly or indirectly (including through one or more holding companies) make cash equity contributions or subscriptions to the Fund in an amount not less than $895,000,000 (the “Equity Contribution”), which will be contributed to the cash equity of AcquisitionCo and a portion of which will be contributed by AcquisitionCo to the cash equity of the Borrower (the “Borrower Equity Contribution”), in an aggregate amount not less than the Initial Equity Balance (such amount, the “Minimum Equity Contribution”), which Equity Contribution, together with proceeds from the Facility, shall be sufficient to consummate the Acquisition and to pay fees, premiums and expenses incurred in connection with the Transactions.

b)	Pursuant to the Asset Purchase Agreement between AcquisitionCo and the business identified as “Osprey” (the “Seller”), dated as of October 16, 2017 (together with the Seller’s Disclosure Letter (as defined therein) delivered in connection therewith, in each case, as amended or otherwise modified from time to time (but subject to the limitations thereon in the Summary of Additional Conditions), collectively, the “Purchase Agreement”), AcquisitionCo or its designees (including, in the case of the Initial Portfolio Loans, the Borrower) will, directly or indirectly, acquire (the “Acquisition”) the Purchased Assets. Pursuant to the Acquisition, the Seller shall have the right to receive the amount required to consummate the Acquisition (the “Acquisition Consideration”) in accordance with the terms of the Purchase Agreement.

d)	The Borrower will obtain the Facility.

e)	All third party indebtedness for borrowed money of the Seller and its subsidiaries that is outstanding on the Closing Date encumbering the Initial Portfolio Loans will be repaid, redeemed, defeased or otherwise discharged (or the related liens on the Initial Portfolio Loans will be released if such indebtedness remains outstanding) simultaneously with the closing of the Facility and/or use of the proceeds of the Facility.

The transactions described above and the payment of related fees, premiums and expenses are collectively referred to herein as the “Transactions”.

EXHIBIT B

Project Osprey

Term Sheet

[ATTACHED]

EXHIBIT B

$1,850,000,000

Secured Revolving Credit Facility

Summary of Terms and Conditions

All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet is attached, including the other Exhibits thereto.

I. TRANSACTION PARTIES

Collateral Manager:	GSO Diamond Portfolio Fund LP.

Borrower:	A bankruptcy remote subsidiary of the Equity Holder. On the Closing Date, one or more entities that holds any of the Loans in the Initial Portfolio (as defined below) immediately before the consummation of the Transactions may be acquired by the Borrower and subsequently merged or otherwise consolidated with the Borrower. In the case that any such acquired entity is not merged or otherwise consolidated with the Borrower, such acquired entity shall be a co-borrower of the Facility.

Fund:	GSO Diamond Portfolio Fund LP, the direct or indirect owner of all the equity of the Equity Holder.

Portfolio Servicer:	NewStar Financial, Inc. (or an affiliate thereof).

The Portfolio Servicer, the Fund, and GSO Capital Partners LP will enter into a portfolio servicing agreement (the “Portfolio Servicing Agreement” pursuant to which the Portfolio Servicer will perform certain activities in connection with the Loans held by the Borrower.

Specified Loans:	The Loans listed on Appendix D to the Commitment Letter.

Other Initial Portfolio Loan:	Each Loan included in the Initial Portfolio that is not a Specified Loan that is either (x) funded under Wells Fargo Warehouse between the date of the Commitment Letter and the Closing Date, or (y) approved in writing by the Administrative Agent between the date of the Commitment Letter and the Closing Date as an “Eligible Loan” for purposes of the Facility.

Wells Fargo Warehouse:	The structured lending facility among NewStar CP Funding LLC, Wells Fargo Securities, LLC, as administrative agent, and the lenders parties thereto.

Equity Holder:	GSO Diamond Portfolio Holdco LLC. The Equity Holder will be restricted from pledging its equity interests in the Borrower.

Administrative Agent:	Wells Fargo Bank, N.A. Wells Fargo Bank, N.A. may not resign as Administrative Agent unless either (a) such assignment is required by applicable law or regulation or (b) it holds less than 50% of the Class A Loan Amount.

Class A Lender:	Wells Fargo Bank, N.A. and any additional lenders (other than any Disqualified Institution) identified by Wells Fargo Bank, N.A. in consultation with the Borrower and reasonably acceptable to Wells Fargo Bank, N.A., so long as such additional lenders are (i) persons to whom the Borrower has given prior written consent (which consent (x) shall not be unreasonably withheld, (y) shall be deemed to have been received unless the Borrower has objected thereto in writing to the Administrative Agent within five (5) business days after having received written notice thereof and (z) shall not be required at any time (1) a Termination Event has occurred or (2) such assignment is required by applicable law or regulation), (ii) any banking entity or (iii) any affiliate or approved fund of Wells Fargo Bank, N.A. or of any of the persons described in clauses (i) or (ii). Wells Fargo Bank, N.A. shall, unless otherwise required by applicable law or regulation, hold more than 50% of the Class A Loan Amount at all times prior to the Termination Date (as defined below).

Class B Lender:	CDPQ Fixed Income V Inc. (the “Initial Class B Lender”) and any additional lenders (other than any Disqualified Institution) identified by the Initial Class B Lender in consultation with the Borrower and reasonably acceptable to the Initial Class B Lender, so long as such additional lenders are (i) persons to whom the Borrower has given prior written consent (which consent (x) shall not be unreasonably withheld, (y) shall be deemed to have been received unless the Borrower has objected thereto in writing to the Initial Class B Lender within five (5) business days after having received written notice thereof and (z) shall not be required at any time (1) a Termination Event has occurred or (2) such assignment is required by applicable law or regulation), (ii) any banking entity or (iii) any affiliate or approved fund of the Initial Class B Lender or of any of the persons described in clauses (i) or (ii).

The Initial Class B Lender will act as agent for the Class B Lenders with respect to administrative and payment details relating to the Class B Loans and the Class B Lenders.

Collateral Agent & Collateral Custodian:	Wells Fargo Corporate Trust.

II. FACILITY

Facility:	A revolving credit facility consisting of the Class A Loan and a term credit facility consisting of the Class B Loan, to finance the purchase or funding of certain Eligible Loans. The initial portfolio of Eligible Loans (the “Initial Portfolio”) will be directly purchased from unaffiliated parties on the Closing Date.

Closing Date:	The date of the satisfaction of the conditions set forth in the Certain Funds Provision and in Exhibit C to the Commitment Letter.

Reinvestment Period:	The period beginning on the Closing Date and ending the earlier of (i) two years from the Closing Date, and (ii) the Termination Date. Other than to fund draws on Revolving Loans and Delayed Draw Loans in an aggregate amount up to the Unsupported Exposure Amount, no advances shall be made by the Class A Lenders after the Reinvestment Period. At any time during the Reinvestment Period, the Borrower may (a) request advances under the Class A Loan to purchase or fund Eligible Loans and the Class A Lenders will make such advances available to the Borrower subject to terms and conditions to be agreed, or (b) reinvest any Principal Collections of any Loans in additional Loans; so long as, in each case, neither the Termination Date has occurred nor a notice with respect to clause (i) of the definition of “Termination Date” has been delivered.

Termination Date:	The earliest of (i) that business day designated by the Borrower to the Class A Lenders and the Class B Lenders as the Termination Date at any time following 10 business days written notice to the Class A Lenders and the Class B Lenders, (ii) the Maturity Date, (iii) the date on which a Termination Event occurs (subject to applicable cure periods) and the requisite Lenders declare that the “Termination Date” has occurred and (iv) the Advance Reduction Date. After the Termination Date, subject to the terms of the “Priority of Payments” described herein all Collections will be used to reduce Advances Outstanding until paid in full.

Maturity Date:	Five years from the Closing Date.

Class A Loan Amount:	$1,600,000,000 on the Closing Date. After the Reinvestment Period, the Class A Loan Amount will equal the sum of (x) the Class A Advances Outstanding and (y)(1) if neither the Advance Reduction Date nor a Termination Event has occurred, the Unsupported Exposure Amount or (2) otherwise, zero. The Borrower may, subject to the payment of the applicable Make-Whole Premium, reduce the Class A Loan Amount to an amount not less than the Class A Advances Outstanding at any time on notice to the Administrative Agent.

Advance Reduction Date:	The first day occurring after the end of the Reinvestment Period on which the Advances Outstanding equal zero.

Class B Loan Amount:	$250,000,000, or such lesser amount (but not less than $225,000,000) as elected by the Borrower in its sole discretion, such amount to be fully funded on the Closing Date. No additional advances shall be permitted and any repayment of the Class B Loan Amount will (x) be subject to payment of the applicable Make-Whole Premium and (y) permanently reduce the Class B Loan Amount.

Advances Outstanding:	The aggregate outstanding amount of Advances made by the Class A Lender (“Class A Advances Outstanding”) and Class B Lenders (“Class B Advances Outstanding”) to the Borrower for certain Eligible Loans; provided, however, the Advances Outstanding may be reduced by (i) Principal Collections, (ii) Repayments, and (iii) other amounts contributed to the capital of the Borrower from time to time.

Advances/Repayments:	Minimum Class A Advances shall be $500,000 and the Borrower may request any amounts in excess thereof. The Borrower shall have the right to repay a portion or all of the Class A Advances Outstanding at any time, without penalty by remitting to the Administrative Agent an amount equal to the Class A Advances Outstanding to be repaid, accrued and unpaid interest on the Class A Advances Outstanding repaid, (and, in the case of the repayment of the Facility in its entirety, all other expenses, fees and amounts due under the Facility). Class A Advances can be made on a same day basis prior to syndication of the Facility and on one business day’s notice basis from and after the syndication of the Facility. Repayments require a one business day’s notice.

III. PRICING

Collateral Manager Fee:	The Collateral Manager will be paid on each Payment Date out of available Collections a fee (the “Collateral Manager Fee”) in an amount equal to 0.20% per annum of the daily average of (i) the Collateral Principal Amount minus (ii) the Advances Outstanding.

Commitment Fee:	During the Reinvestment Period, the sum of (i) 0.50% per annum on the unused portion of the Class A Loan Amount up to 25% of the Class A Loan Amount and (ii) 2.00% per annum on the unused portion of the Class A Loan Amount in excess of 25% of the Class A Loan Amount. No Commitment Fee is payable for any day from and after the end of the Reinvestment Period.

Class A Loan Margin:	2.20% per annum.

Class B Loan Margin:	4.85% per annum.

Class A Loan Cost of Funds:	LIBOR plus the Class A Loan Margin. LIBOR shall be the greater of (i) zero, and (ii) the rate per annum appearing on Reuters Screen LIBOR01 Page as the London interbank offered rate for deposits in dollars for a three-month period (or such other reference source for “LIBOR” as specified in the definitive documentation for the Facility).

Class B Loan Cost of Funds:	LIBOR plus the Class B Loan Margin. LIBOR shall be the greater of (i) zero, and (ii) the rate per annum appearing on Reuters Screen LIBOR01 Page as the London interbank offered rate for deposits in dollars for a three-month period (or such other reference source for “LIBOR” as specified in the definitive documentation for the Facility).

Make-Whole Premium:	If the Facility is terminated (or reduced in part) at the option of the Borrower prior to the two year anniversary of the Closing Date, an amount equal to (a) the sum of (i) 2.0% of the Class A Loan Amount or the amount of any reduction payable and (ii) 2.0% of the Class B Loan Amount or the amount of any reduction payable if terminated or reduced in year 1 or (b) the sum of (i) 1.0% of the Class A Loan Amount or the amount of any reduction payable and (ii) 1.0% of the Class B Loan Amount or the amount of any reduction payable if terminated or reduced in year 2; provided that any such reductions that are done as part of securitizations via Wells Fargo shall not require any Make-Whole Premium on the Class A Loan Amount and any securitizations in which the Initial Class B Lender participates in some form shall not require any Make-Whole Premium on the Class B Loam Amount. For the avoidance of doubt, no Make-Whole premium is payable in connection with (i) any required reduction in the principal balance of the Class A Loan Amount or the Class B Loan Amount pursuant to the priority of payments or (ii) any refinancing of the Facility following a replacement of the Collateral Manager by the Administrative Agent following a Collateral Manager Default.

IV. ELIGIBILITY CRITERIA

Loan:	Any commercial loan (or, in the case of any Specified Loan or Other Initial Portfolio Loan, for up to 90 days (or such longer period as may be agreed to by the Administrative Agent) after the Closing Date, a participation interest in a commercial loan) which represents an obligation of the related Obligor (“Obligor”) that is owned or acquired by the Borrower on the Closing Date or thereafter acquired by the Borrower.

Capital Call Rights:	The Fund and the general partner of the Fund shall directly or indirectly transfer to the Borrower certain of the Fund’s and the general partner’s rights to require limited partners of the Fund to fund capital under the Fund LPA solely for the purpose of funding the Borrower’s obligations under Delayed Draw Loans and/or Revolving Loans that are not funded through Advances on the Class A Loan (and not for the purpose of paying obligations of the Borrower under the Facility). Upon any such funding requested by the Borrower, the Fund will contribute to the Equity Holder and the Equity Holder will contribute to the Borrower any amount funded by the limited partners of the Fund in connection with such requested funding.

Collateral:	All or substantially all of the assets of the Borrower, anticipated to include (i) Loans, (ii) the Capital Call Rights and the proceeds thereof, and (iii) assets incidental or related thereto.

Eligible Loan:	Any Loan that complies on each applicable measurement date (it being understood that the initial measurement date for the Specified Loans and the Other Initial Portfolio Loans will be the business day after the Closing Date, so that all Specified Loans and Other Initial Portfolio Loans constitute Eligible Loans on the Closing Date) with the criteria below on such measurement date with respect to each Loan including the following (unless compliance with any one or more of such criteria is waived, in writing (which the Administrative Agent will use commercially reasonable efforts to provide to the Initial Class B Lender), by the Administrative Agent in its sole discretion):

	(i)	The acquisition of such Loan has been approved by the Administrative Agent in its sole discretion (it being understood that Specified Loans and Other Initial Portfolio Loans are approved prior to the Closing Date (and, in the case of the Specified Loans, on or prior to the date of the Commitment Letter).

	(ii)	The obligation is a Broadly Syndicated Loan, Large Middle Market Loan, Traditional Middle Market Loan, First Lien Last Out Loan or Second Lien Loan;

	(iii)	Such Loan, together with the underlying loan documents related thereto (a) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor (subject to customary exceptions), (b) is not subject to any dispute or offset or, if it could reasonably be expected to have a material adverse impact on such Loan, litigation, and (c) contains provisions that the Obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense against the holder thereof.

	(iv)	such Loan and any related collateral (i) comply in all material respects with all applicable laws and (ii) have not, and will not, be used by the related obligor in any manner or for any purpose that would result in any material risk of liability (other than credit losses with respect to such Loan) being imposed upon the Borrower or any secured party under any applicable law.

(v)	Such Loan is payable only in U.S. Dollar and does not permit the currency or country in which such Loan is payable to be changed.

(vi)	The primary Obligor or one of the primary co-Obligors is organized in the United States or any other approved jurisdiction; provided that, the acquisition of such Loan may not cause the OLB of all Loans with a primary Obligor organized outside of the United States to exceed 7.5% of the Collateral Principal Amount after giving effect to the addition of such Loan.

(vii)	Such Loan was owned by the Borrower on the Closing Date or thereafter purchased by the Borrower.

(viii)	At the time of purchase by the Borrower, such Loan is not in payment default. At any time thereafter, such Loan is not in payment default after giving effect to any applicable grace or cure periods, but in any case not to exceed five business days, in accordance with the underlying loan documents.

(ix)	Such Loan may be owned Borrower and the granting of a security interest therein is not prohibited.

(x)	Such Loan does not contain a confidentiality provision that would prohibit the Administrative Agent from reviewing the Loan, underlying loan documentation and credit approval file (other than customary confidentiality terms with respect to the Collateral that the Administrative Agent will agree to).

(xi)	Such Loan provides for a fixed amount of principal payable in cash no later than its stated maturity and periodic payments of interest in cash at least semi-annually.

(xii)	the Borrower will become a lender of record for such Loan (i.e. such Loan is not a participation interest); provided that the Borrower may acquire participation interests on the Closing Date and such participations interest shall be deemed to satisfy this clause for 90 days (or such longer period as may be agreed to by the Administrative Agent) following the Closing Date.

(xiii)	All consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority or any other person required to be obtained,

effected or given in connection with the making, acquisition, transfer or performance by the Borrower of such Loan have been obtained, effected or given and are in full force and effect.

(xiv)	(a) the Borrower has good and marketable title to, and is the sole owner of, such Loan, (b) the Borrower has granted to the Administrative Agent a first-priority, perfected security interest in the Loan and related collateral, for the benefit of the secured parties and (c) all required loan documents have been delivered to the Collateral Custodian (or, in the case of required loan documents for the Initial Portfolio (other than original promissory notes for which neither (1) a lost note affidavit nor (2) a pdf scan showing such original promissory note in possession of the Collateral Manager has been received), within 5 business days of the Closing Date).

(xv)	Such Loan (a) is not an equity security, and (b) does not provide for the conversion/exchange into an equity security.

(xvi)	Such Loan will not cause the Borrower or the pool of Loans in the Facility to be required to register as an investment company under the 1940 Act.

(xvii)	Such Loan is not a Margin Stock.

(xviii)	Such Loan is not a PIK Loan.

(xix)	Payments on such Loan are not subject to withholding tax unless the Obligor is required under the terms of the related underlying instruments to make customary “gross-up payments”.

(xx)	Such Loan is capable of being transferred or assigned to the Administrative Agent, or another bank or financial institution, subject only to usual and customary restrictions.

(xxi)	Such Loan is not principally secured by real estate.

(xxii)	The Obligor of such loan is not a government entity.

(xxiii)	Such Loan is not a DIP Loan.

(xxiv)	Such Loan does not cause the aggregate OLB of all Second Lien Loans and First Lien Last Out Loans to exceed 5.0% of the Collateral Principal Amount after giving effect to the addition of such Loan.

	(xxv)	Such Loan does not cause the Exposure Amount to exceed 15.0% of the Collateral Principal Amount after giving effect to the addition of such Loan.

	(xxvi)	Such Loan does not cause the aggregate OLB of all Loans to the related Obligor to exceed 1.5% of the Collateral Principal Amount provided that such limit will be 3.0% of the Collateral Principal Amount for up to 3 Obligors; provided that the aggregate OLB related to any Second Lien Loan or First Lien Last Out Loan shall not exceed 1.0% of the Collateral Principal Amount after giving effect to the addition of such Loan.

	(xxvii)	Others as may be mutually agreed between the Administrative Agent and the Borrower.

If any Loan causes any of the concentration limitations included in clauses (vi), (xxiv), (xxv) or (xxvi) above to be exceeded, only the portion resulting in such excess shall fail to constitute an Eligible Loan because of such concentration excess.

Collateral Principal Amount:	The sum of (a) the total OLB and (b) all Principal Collections on deposit in the Principal Collection Account (including any cash deposited into the Principal Collection Account on the Closing Date pursuant to the Purchase Agreement).

Assigned Value:	For any Loan, expressed as a percentage (exclusive of accrued interest), the lowest of (i) the purchase price of such Loan, (ii) the value as determined by the Administrative Agent in its sole discretion at the time the Loan is contributed to the Facility, and (iii) the value as determined in accordance herewith in connection with a Value Adjustment Event; provided that, any such value determination under clause (iii) with respect to the Initial Portfolio shall not be effective until the business day after the Closing Date.

With respect to clause (i) above, (a) the purchase price shall be (i) determined by the Administrative Agent in its sole discretion and (ii) for any other Loan, exclusive of any original issue discount to the extent not more than 5%, (b) any primary syndication with a purchase price equal to or greater than 95% shall be treated as a par loan, and (c) a Loan purchased at a premium shall also be considered to be a par loan.

Notwithstanding the foregoing, until the business day after the Closing Date, the Assigned Value shall mean (i) for any Specified Loan, the percentage set forth opposite such Specified Loan on Appendix D to the Commitment Letter, (ii) for any Other Initial Portfolio Loan included in the Wells Fargo Warehouse, the “Assigned Value” for such Loan as of the date such Loan was added to the Wells Fargo Warehouse and (iii) for any other Other Initial Portfolio Loan, the percentage agreed to in writing by the Administrative Agent on the date that such Loan is approved in writing by the Administrative Agent as an Eligible Loan for purposes of the Facility.

Adjusted Balance:	For any Loan, the Assigned Value of such Loan multiplied by the OLB of such Loan, provided that the Adjusted Balance of any Loan that is no longer an Eligible Loan shall be zero.

OLB:	With respect to any Loan, the principal balance of such Loan outstanding (exclusive of accrued interest) as of the date it is or was transferred to the Borrower (plus the principal amounts thereafter funded under any revolving loan commitments and/or delayed draw term loan commitments), and after application of principal payments received on or before such date, minus the sum of the principal portion of the scheduled payments on such Loan received during each Collection Period ending prior to the most recent Payment Date, and all other Principal Collections on such Loan, to the extent deposited by the Collateral Manager in the Collection Account.

Value Adjustment Event:	With respect to any Loan, the occurrence of any of the following events listed below at any time after the date of acquisition by the Borrower (or (x) with respect to the Specified Loans, the date of the Commitment Letter or (y) with respect to any Other Initial Portfolio Loan, the date of the Administrative Agent’s approval of such Other Initial Portfolio Loan):

	(i)	a payment default under any Loan (after giving effect to any applicable grace or cure periods, but in any case not to exceed five business days, in accordance with the underlying loan documents);

	(ii)	an insolvency event of the related Obligor;

	(iii)	the Collateral Manager has determined that such Loan is on non-accrual status or not collectible or any or all of the principal amount due under such Loan is reduced or forgiven;

	(iv)	the failure to deliver any “loan level” financial reporting package monthly, quarterly, or annually, in each case, to the extent required by the underlying loan documents, with respect to any Loan no later than 45 days after the end of each month, 60 days after the end of each quarter, and 130 days after the end of each fiscal year (or, in any case, such greater number of days as allowed by the underlying loan documents (including any grace periods thereunder), but which, in the case of annual financials, shall in no case exceed 150 days after the end of each fiscal year), unless otherwise agreed to by the Administrative Agent in its sole discretion;

(v)     the Interest Coverage Ratio is (A) less than 85% of the Interest Coverage Ratio with respect to such Loan as calculated/reported on the date the Eligible Loan is acquired (provided that if any other positions in such Loan existed on its acquisition date then the Interest Coverage Ratio utilized for the position with the earliest of such other acquisitions dates shall apply, unless the Administrative Agent agrees otherwise) and (B) less than 1.50 to 1.00;

(vi)    if such Loan is a First Lien Loan, the Senior Net Leverage Ratio is (A) more than 0.50x higher than such Senior Net Leverage Ratio as calculated/reported on the date the Eligible Loan is acquired (provided that if any other positions in such Loan existed on its acquisition date then the Senior Net Leverage Ratio utilized for the position with the earliest of such other acquisitions dates shall apply, unless the Administrative Agent agrees otherwise) and (B) greater than 3.50 to 1.00;

(vii)   if such Loan is a First Lien Last-Out Loan or Second Lien Loan, the Total Net Leverage Ratio is greater than 0.50x higher than such Net Leverage Ratio as calculated/reported on the date the Eligible Loan is acquired; or

(viii) the occurrence of a Material Modification with respect to such Loan.

Note: If a Value Adjustment Event of the type described in (A) clauses (i), (ii) or (viii) (solely with respect to a Material Modification described in clause (iii) of the definition thereof) occurs, then the Assigned Value of such Loan will automatically be reduced to zero (unless the Administrative Agent, in its sole discretion, affirmatively designates another value), and (B) clauses (iii) through (viii) (other than any Material Modification described in clause (iii) of the definition thereof) occurs, then the Assigned Value of such Loan may be amended by the Administrative Agent in its sole discretion; provided that, in the event of an occurrence of a Value Adjustment Event of the type described in clause (vi) or (vii), if the Administrative Agent in its sole discretion chooses to reduce the Assigned Value, then such Assigned Value shall not be lower than the lesser of (a) the initial Assigned Value given on the date such Loan was acquired and (b) the applicable Assigned Value Floor.

If (a) there is an improvement in either the Senior Net Leverage Ratio with respect to a First Lien Loan or Total Net Leverage Ratio with respect to First Lien Last Out Loans or Second Lien Loans or Interest Coverage Ratio whereby the result is the same or better than the result existing on the date the Loan was acquired or (b) the underlying obligor has cured a failure under clause (iv) above (such failure being the sole outstanding Value Adjustment Event with respect to such Loan) the Borrower may request and, upon such request, the Administrative Agent shall reevaluate the Assigned Value of a Loan in its sole discretion; provided that such Assigned Value may not increase above the Assigned Value given to such Loan on the date acquired.

Assigned Value Floor:	The Assigned Value that would result in the Facility Attachment Ratio for such Loan (based upon such Loan’s Senior Net Leverage Ratio or Total Net Leverage Ratio, as applicable) equating to the “Minimum Facility Attachment Ratio” specified in accordance with the following grids:

Broadly Syndicated Loans, Large Middle Market Loans and Traditional Middle Market Loans

Senior Net Leverage Ratio	Minimum Facility Attachment Ratio
< 4.25x	2.90x
≥ 4.25x and < 5.00x	2.80x
≥ 5.00x and < 6.00x	2.70x
≥ 6.00x and < 7.00x	2.60x
≥ 7.00x and < 8.00x	2.40x
≥ 8.00x	0.00x

Second Lien Loans and First Lien Last Out Loans

Total Net Leverage Ratio	Minimum Facility Attachment Ratio
< 5.00x	Facility Attachment Ratio as of the date the Eligible Loan is acquired
≥ 5.00x and < 6.00x	Facility Attachment Ratio as of the date the Eligible Loan is acquired less 0.25x
≥ 6.00x and < 7.00x	Facility Attachment Leverage Ratio as of the date the Eligible Loan is acquired less 0.50x
≥ 7.00x	0.00x

Designated Loans

Total Net Leverage Ratio	Minimum Facility Attachment Ratio
< 6.00x	The lesser of (i) the Facility Attachment Ratio as of the date the Eligible Loan is acquired and (ii) 2.00x
≥ 6.00x	0.00x

Material Modification:	An amendment to a Loan that:

	(i)	waives one or more interest payments, or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan;

	(ii)	contractually or structurally subordinates such Loan to other indebtedness by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of priming liens on any of the collateral securing such Loan (other than liens that are “permitted liens” or similar concept under the relevant Loan agreements);

	(iii)	reduces or forgives any or all of the principal amount due under such Loan;

	(iv)	delays or extends the scheduled maturity date of such Loan;

	(v)	substitutes, alters or releases the collateral securing such Loan, and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan; or

	(vi)	amends, waives, forbears, supplements or otherwise modifies (i)(A) the meaning of “Net Senior Leverage Ratio” or “Interest Coverage Ratio” or any respective comparable definitions in the underlying Loan documentation for such Loan or (B) the calculation thereof by greater than 10% or (ii) any term or provision of such underlying Loan documentation referenced in or utilized in the calculation of the “Senior Net Leverage Ratio”, “Total Net Leverage Ratio” or “Interest Coverage Ratio” or any respective comparable definitions for such Loan, in either case in a manner that, in the sole judgment of the Administrative Agent, is materially adverse to the Lenders.

Borrowing Base:	An amount equal to the Adjusted Balances of all Loans included as part of the collateral after giving effect to any Loans to be deposited or that are paying off on such day.

The Borrowing Base shall be recalculated on: (i) the last day of each Collection Period, (ii) the date on which an Advance or reduction of the Advances Outstanding is requested, (iii) at the time a release of Principal Collections is requested, (iv) at the time of any Discretionary Sale (unless the related Loan was sold at a price greater than or equal to the related Adjusted Balance),

(v) when the Collateral Manager has actual knowledge of any Valuation Adjustment Event under clauses (i) through (iv) of such defined term, or (vi) the date on which the Administrative Agent assigns a new Assigned Value to any Loan as a result of a Value Adjustment Event under clauses (v) through (vii) of such defined term.

Weighted Average Advance Rate:	The weighted average advance rate based on the loan types below, weighted by the Adjusted Balance of any Eligible Loan included in calculating the Borrowing Bases:

Loan Type	Advance Rate
Broadly Syndicated Loan	75.0%
Large Middle Market Loan	72.5%
Traditional Middle Market Loan	70.0%
First Lien Last Out Loan	45.0%
Second Lien Loan	25.0%

Initial Equity Balance:	$360,000,000 (as such number may be updated by the Borrower with the prior consent of the Administrative Agent to account for changes in the Initial Portfolio).

Minimum Required Equity
Amount:	An amount equal to the Initial Equity Balance less $50,000,000; provided that with respect to calculating the Class A Maximum Availability for purposes of clause (x) of Termination Events, the Minimum Required Equity Amount shall be $240,000,000.

Class A Maximum Availability:	At any time, the least of:

(i) Class A Loan Amount – the Unsupported Exposure Amount;

(ii) (Borrowing Base x Weighted Average Advance Rate) + amounts on deposit in the Principal Collections Account – the Unsupported Exposure Equity Shortfall; and

(iii) (Borrowing Base – Minimum Required Equity Amount – Class B Loan Amount) + amounts on deposit in the Principal Collections Account – the Unsupported Exposure Equity Shortfall.

Class A Borrowing Base Deficiency:	As of any date of determination, a condition that will be deemed to exist if (a) Class A Advances Outstanding on such date is greater than (b) the Class A Maximum Availability on such date.

Class B Borrowing Base Deficiency:	A condition that will be deemed to exist if (I)(a) Advances Outstanding on any date of determination is greater than (b) the sum of (i) the Class A Maximum Availability on such date, and (ii) $250,000,000, or (II)(a) Advances Outstanding on the Closing Date divided by the Collateral Principal Amount on such date is greater than (b) 0.795.

Availability:	At any time, an amount equal to the positive excess (if any) of the Class A Maximum Availability over the Class A Advances Outstanding.

Collateral Management Standard:	The Collateral Manager shall, subject to the terms and conditions of the Facility documents, perform its obligations under the Facility documents (including in respect of any exercise of discretion) with reasonable care, (i) using a degree of skill and attention no less than that which the Collateral Manager or GSO / Blackstone Debt Funds Management LLC exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and (ii) to the extent not inconsistent with the foregoing, in a manner consistent with the Collateral Manager’s and GSO / Blackstone Debt Funds Management LLC’s customary standards, policies and procedures, in each case in performing its duties under the Facility documents.

Increased Costs:	If the Class A Lenders or the Class B Lenders are charged fees, expenses or increased costs, due to the adoption of any law, rule or regulation (including any accounting changes and those changes regarding capital adequacy and including, without limitation, any law or regulation resulting in any interest payments paid to the Class A Lenders or the Class B Lenders under the agreement being subject to any tax, except for taxes on the overall net income of the Class A Lenders or the Class B Lenders), due to a change therein or due to a change in the interpretation or administration thereof by a government authority, then upon receipt by the Borrower of a statement describing such increased costs in reasonable detail, the Borrower shall pay to the Class A Lenders or the Class B Lenders, as applicable, such amount charged or compensate the Class A Lenders or the Class B Lenders for a reduction in the Class A Lenders’ or the Class B Lenders’ rate of return with respect to the Class A Loan or the Class B Loan (provided that no Class A Lender or Class B Lender shall be entitled to compensation for amounts incurred prior to 6 months’ notice to the Borrower therefor).

Indemnities:	Usual and customary for transactions of this nature and for this transaction in particular, including, without limitation, providing for the Borrower to give indemnity to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Class A Lenders, the Class B Lenders and each of their respective affiliates, officers, directors, employees, and agents from and against any and all damages, losses, claims, liabilities and related costs and expenses arising out of the Class A Loan or the Class B Loan or the ownership of the Loans.

V. SETTLEMENTS AND EARLY AMORTIZATION
Collections:	All funds received by the Collateral Manager or the Borrower from or on behalf of any Loan in payment of any amounts owed including principal, interest, amendment fees, late fees, prepayment fees, waiver fees, and recoveries. The Collateral Custodian shall receive all Collections on behalf of the Borrower and will, within two business days, bifurcate Collections into the “Principal and Interest Sub-accounts”. Collections received as repayment of principal due on the Loans, recoveries, and anything else not specifically included in Interest Collections are deemed “Principal Collections”. Interest, late fees, amendment fees, and waiver fees will be deemed “Interest Collections”.

Priority of Payments:	Prior to the occurrence of the Termination Date, Collections as of each Determination Date shall be distributed in the following order of priority on each Payment Date:

Funds from the Interest Collection account:

	(i)	Pari passu to (a) the Collateral Agent and Collateral Custodian in an amount equal to any accrued and unpaid fees and expenses reasonably incurred, and indemnities (provided that indemnity amounts shall not exceed $TBD per annum) and (b) to pay any accrued and unpaid taxes and/or related fees (provided that such taxes and related fees pursuant to this clause (b) shall not exceed $TBD per annum);

	(ii)	To pay any accrued and unpaid Collateral Manager Fee;

	(iii)	To pay any accrued and unpaid Class A Loan Cost of Funds and Commitment Fee;

	(iv)	To pay any accrued and unpaid Class B Loan Cost of Funds;

	(v)	To pay to the Class A Lenders and then the Class B Lenders any accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses) and indemnity amounts due from Borrower under the Class A Loan or the Class B Loan;

	(vi)	(a) Prior to the end of the Reinvestment Period, in the event a Class A or Class B Borrowing Base Deficiency exists as a result of a shortfall in the Unsupported Exposure Account, to the Unsupported Exposure Account in an amount necessary to cause the amount on deposit in the Unsupported Exposure Account to equal the aggregate of all Unsupported Exposure Equity Amounts and (b) after the occurrence of a Termination Event, to fund the Unsupported Exposure Account in an amount necessary to cause the amounts in the Unsupported Exposure Account to equal the Exposure Amount;

(vii)	In the event a Class A or Class B Borrowing Base Deficiency exists, in reduction of the Class A Advances Outstanding in an amount equal to such overage and then the Class B Advances Outstanding in an amount equal to such overage;

(viii)	To pay any other amounts then required to be paid under the Facility; and

(ix)	The remainder, if any, to (A) remain in the Interest Collection Account during a Termination Event or an unmatured Termination Event or (B) to the Borrower.

Funds from the Principal Collections Account:

(i)	To pay amounts due under (i)-(v) of the Interest Collection waterfall to the extent not paid in the Interest Collection waterfall;

(ii)	(a) Prior to the end of the Reinvestment Period, at the discretion of the Collateral Manager, to fund the Unsupported Exposure Account in an amount necessary to cause the amount on deposit in the Unsupported Exposure Account to equal the aggregate of all Unsupported Exposure Equity Amounts and (b) after occurrence of a Termination Event, to fund the Unsupported Exposure Account in an amount necessary to cause the amounts in the Unsupported Exposure Account to equal the Exposure Amount;

(iii)	Prior to the end of the Reinvestment Period, in the event a Class A or Class B Borrowing Base Deficiency exists, in reduction of the Class A Advances Outstanding in an amount equal to such overage and then the Class B Advances Outstanding in an amount equal to such overage;

(iv)	To pay any other amounts then required to be paid under the Facility;

(v)	After the end of the Reinvestment Period, (A) to the extent the Pro-Rata Conditions are satisfied prior to and pro-forma for any such distributions pursuant to this clause (A), 80% of available Principal Collections to pay the Class A Advances Outstanding and remaining amounts to be distributed to the Borrower and (B) if the Pro-Rata

Conditions are not satisfied, to pay Class A Advances Outstanding until paid in full and then Class B Advances Outstanding until paid in full; and

(vi)	The remainder, if any, to (A) remain in the Principal Collection Account during a Termination Event or an unmatured Termination Event or (B) to the Borrower.

After the occurrence of the Termination Date, all Collections shall be distributed in the following order of priority on each business day:

(x)	Pari passu to (a) the Collateral Agent and Collateral Custodian in an amount equal to any accrued and unpaid fees and expenses reasonably incurred, and indemnities (provided that indemnity amounts shall not exceed $TBD per annum) and (b) to pay any accrued and unpaid taxes and/or related fees (provided that such taxes and related fees pursuant to this clause (b) shall not exceed $TBD per annum);

(i)	To pay any accrued and unpaid Collateral Manager Fee;

(ii)	To pay any accrued and unpaid Class A Loan Cost of Funds and Commitment Fee;

(iii)	To pay any accrued and unpaid Class B Loan Cost of Funds;

(iv)	To pay to the Class A Lenders and then the Class B Lenders any accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses) and indemnity amounts due from Borrower under the Class A Loan or the Class B Loan;

(v)	To fund the Unsupported Exposure Account in an amount necessary to cause the amounts in the Unsupported Exposure Account to equal the Exposure Amount;

(vi)	To pay any other amounts due under the Facility;

(vii)	To pay the Class A Advances Outstanding until paid in full;

(viii)	To pay the Class B Loan Amount until paid in full; and

(ix)	The remainder, if any, to (A) remain in the Principal Collection Account during a Termination Event or an unmatured Termination Event or (B) the Borrower.

Collateral Manager Defaults:	Upon the occurrence of any one of the following events (each, a “Collateral Manager Default”), the Administrative Agent may terminate the rights of the Collateral Manager and cause a successor to the Collateral Manager to be appointed to service the Loans:

	(i)	Any failure by the Collateral Manager to remit and bifurcate (or cause any applicable agent to remit and bifurcate) Collections to the Principal and Interest Sub-accounts within three (3) business days of the Collateral Manager’s receipt thereof.

	(ii)	Failure on the part of the Collateral Manager duly to observe or to perform in any material respect any other covenants or agreements of the Collateral Manager set forth in any Facility document, which failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of: (a) the date on which written notice of such failure is given to the Collateral Manager, or (b) the date of actual knowledge thereof by an officer of the Collateral Manager.

	(iii)	Any representation, warranty or certification made by the Collateral Manager in any Facility document or in any certificate delivered pursuant to the Facility documentation shall prove to have been incorrect when made, which inaccuracy has a material adverse effect on the Lenders and which continues unremedied for a period of thirty days after the earlier to occur of (x) the date on which written notice of such inaccuracy shall have been delivered to the Collateral Manager by the Lenders or the Borrower, and (y) the date on which a responsible officer of the Collateral Manager acquires knowledge thereof.

	(iv)	Any failure by the Collateral Manager to deliver any required Collateral Management Report or other Required Reports hereunder on or before the date occurring five (5) business days after the date such report is required to be made or given, as the case may be, under the terms of the Facility documents.

	(v)	Rendering against the Collateral Manager of one or more final judgments, decrees, or orders to make any payment in excess of $5,000,000 and is unsatisfied, unbonded, unstayed and in effect for a period of more than 60 days.

	(vi)	A bankruptcy, insolvency or similar event occurs with respect to the Collateral Manager.

	(vii)	The limited partnership agreement of the Fund (the “Fund LPA”) ceases to be in full force and effect or GSO Diamond Portfolio Associates LLC (or (a) any affiliate of GSO Diamond Portfolio Associates LLC with access to substantially the same personnel and technology as GSO Diamond Portfolio Associates LLC, or (b) an other affiliate of GSO Diamond Portfolio Associates LLC acceptable to the Administrative Agent) ceases to be the general partner of the Fund.

	(viii)	The investment advisory agreement of the Fund (the “Fund Advisory Agreement”) ceases to be in full force and effect or GSO Capital Partners LP (or (a) any affiliate of GSO Capital Partners LP with access to substantially the same personnel and technology as GSO Capital Partners LP, or (b) an other affiliate of GSO Capital Partners LP acceptable to the Administrative Agent) ceases to be the investment advisor of the Fund.

	(ix)	The creation or imposition of any lien on the Equity Holder’s interests in the Borrower.

	(x)	The dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Collateral Manager).

	(xi)	The Portfolio Servicing Agreement shall be terminated in whole or in material part (other than expiration of the term thereon on the third anniversary of the Closing Date) for any reason and the Fund, and GSO Capital Partners LP shall have failed to enter into a replacement portfolio servicing agreement with a replacement portfolio servicer selected by GSO Capital Partners LP (which portfolio servicer may be GSO Capital Partners LP or an affiliate of GSO Capital Partners LP) pursuant to a plan acceptable to the Administrative Agent in its commercially reasonable discretion.

	(xii)	The occurrence of a Termination Event, subject to the applicable cure periods set forth therein.

Termination Events:	The occurrence of any of the following shall constitute a Termination Event, after which, subject to applicable cure periods and unless waived (with notice of any such waiver to the Initial Class B Lender), the Class A Lenders shall not make additional Advances.

	(i)	(1) failure on the part of the Borrower to make any payment required by the terms of any Facility document within three (3) business days of the day such payment or deposit is required to be made or (2) failure to pay, on the Termination Date, all outstanding Obligations;

(ii)	Any failure by the Borrower or the Equity Holder to make any payment required to be made by such person when due under any agreement for borrowed money (which, for the avoidance of doubt, shall not include the Purchase Agreement) to which it is party, after giving effect to any related grace period (subject to a minimum of $500,000 in the case of the Borrower and $5,000,000 in the case of the Equity Holder);

(iii)	Failure (A) on the part of the Borrower duly to observe or to perform in any material respect any other covenants or agreements of the Borrower set forth in any Facility document in each case when such failure continues unremedied for more than 30 days following after the earlier to occur of: (a) the date on which written notice of such failure is given, or (b) the date the Borrower knew of such failure, (B) on the part of the Borrower, the Collateral Manager or the Equity Holder to observe or perform any covenant, agreement or obligation with respect to the collection, remittance and distribution of funds received with respect to the Loans, and such failure is not cured within two (2) business days or (C) on the part of the Borrower, the Collateral Manager or the Equity Holder to observe or perform any bankruptcy separateness covenants;

(iv)	The bankruptcy, insolvency or similar event occurs with respect to the Borrower or the Equity Holder;

(v)	The occurrence of a Collateral Manager Default;

(vi)	The rendering against the Equity Holder of one or more final judgments, decrees, or orders to make any payment in excess of $5,000,000 and is unsatisfied, unbonded, unstayed and in effect for a period of more than 60 days.

(vii)	The rendering against the Borrower of one or more final judgments, decrees or order to make any payment (or the settlement by the Borrower of any litigation, claim or dispute) in excess of $500,000 and is unsatisfied, unstayed and in effect for a period of more than sixty (60) days;

(viii)	The failure of the Equity Holder to own, directly (or through one or more wholly-owned subsidiaries), 100% of the equity interests of the Borrower. The failure of the Fund to own, directly (or through one or more wholly-owned subsidiaries), 100% of the equity interests of the Equity Holder.

(ix)	(1) any material provision of any Facility document or any lien or security interest granted hereunder or thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Collateral Manager, (2) the Borrower, the Equity Holder, the Collateral Manager or any affiliate thereof or any governmental authority shall, directly or indirectly, contest in writing in any manner the effectiveness, validity, binding nature or enforceability of any Facility document, any material provision thereof or any lien or security interest thereunder or (3) any security interest securing any obligation under any Facility document shall, in whole or in part, cease to be a first priority perfected security interest (except for permitted liens and as otherwise expressly permitted to be released in accordance with the applicable Facility document);

(x)	If either a Class A or Class B Borrowing Base Deficiency occurs and continues unremedied for a period of 3 business days;

(xi)	the Borrower shall fail to maintain at least one Independent Director; provided that if the Borrower shall fail to have an Independent Director as a result of the voluntary resignation, death or other incapacitation of the sole Independent Director, the Borrower shall have five (5) business days to replace such Independent Director following the Borrower’s knowledge of such voluntary resignation, death or incapacitation;

(xii)	the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such lien shall not have been released within ten (10) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within ten (10) business days;

(xiii)	any organizational documents or other material contracts to which the Borrower is a party shall fail to be in full force and effect or shall have been amended without (A) at least five (5) business days’ prior written notice to the Administrative Agent and (B) if the Administrative Agent notifies the Borrower that such amendment is material and adverse to the secured parties prior to the execution of such amendment, the prior written consent of the Administrative Agent;

(xiv)	the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Facility documents shall require registration by the Borrower as an “investment company” within the meaning of the 1940 Act;

(xv)	any representation, warranty or certification made by the Borrower or the Equity Holder in any Facility document or in any certificate delivered pursuant to any Facility document shall prove to have been incorrect when made in any material respect, and continues to be unremedied for a period of 30 days after the earlier to occur of (a) the date on which written notice of such failure is given, or (b) the date the Borrower knew of such failure;

(xvi)	the Borrower or the Equity Holder makes any assignment or attempted assignment of its respective rights or obligations under any Facility document without first obtaining the specific written consent of the Administrative Agent, which consent may be withheld in the exercise of its sole and absolute discretion; or

(xvii)	the Fund and the Equity Holder fail to jointly maintain, on any measurement date, unencumbered liquidity (including (A) all cash or cash equivalents, (B) the result of the Class A Maximum Availability (calculated without giving effect to clause (i) of the definition thereof) minus the Class A Advances Outstanding, (C) unfunded capital commitments of the Fund (other than unfunded capital commitments reducing the Unsupported Exposure Equity Amount) and (D)(x) if the Closing Date occurs on or prior to December 31, 2017, until January 10, 2018 or (y) if the Closing Date occurs after December 31, 2017, until April 10, 2017, accrued and unpaid interest with respect to the Initial Portfolio as of the Closing Date in excess of $10,000,000) greater than or equal to $30,000,000 (subject to a 60-day cure for any reduction in the unencumbered liquidity of the Fund and the Equity Holder solely due to a capital contribution to the Borrower to cure a Borrowing Base Deficiency).

Note: If a Termination Event has occurred and is continuing, the Administrative Agent may liquidate the Loans in an amount necessary to reduce the Advances Outstanding to zero and pay any amounts due under the Class A Loan and the Class B Loan. The Collateral Manager or any affiliate thereof shall have the right of first refusal to purchase or refinance the Loans at a price not less than all amounts payable under the Facility including legal fees and expenses and such right must be exercised within 10 business days of the Termination Date.

VI. REPRESENTATIONS & COVENANTS

Representations and Warranties of the Borrower and Collateral
Manager:	Representations and warranties of the Borrower and the Collateral Manager, severally and not jointly, will be as follows:

	(i)	Corporate existence and power;

	(ii)	The execution and delivery of the Facility documents are fully authorized and within the governance of corporate power;

	(iii)	Binding effect;

	(iv)	Ownership of the Loans;

	(v)	The Collateral Agent (for the benefit of the secured parties) has a first priority perfected security interest in all Loans free and clear of any adverse claims (other than certain permitted adverse claims);

	(vi)	Each report delivered by the Borrower or Collateral Manager is true and complete in all material respects;

	(vii)	No governmental approval or filings are necessary in connection with the Borrower’s or Collateral Manager’s, as applicable, execution of the Facility documents and performance of its respective obligations thereunder (other than financing statements or those approvals obtained or filings made);

	(viii)	Each Eligible Loan complies with the eligibility requirements;

	(ix)	No pending and filed litigation against the Borrower, the Collateral Manager or the Equity Holder that could reasonably be expected to result in a material adverse effect on the Borrower or the Collateral except as disclosed to the Administrative Agent prior to the Closing Date;

	(x)	No other indebtedness of the Borrower; and

	(xi)	Others mutually agreed to between the Borrower and the Administrative Agent.

Covenants of the Borrower and Collateral Manager:	Covenants of the Borrower, and the Collateral Manager will be as follows:

	(i)	Notice of Termination Events, material litigation;

	(ii)	Compliance by Collateral Manager with all applicable material laws;

	(iii)	Furnishing of information and providing of access to books and records on a periodic basis, upon reasonable advance notice and to be conducted during normal business hours;

	(iv)	Proper maintenance in any material respect of records and books of account;

	(v)	Performance and compliance with terms of the Facility documentation;

	(vi)	Compliance with the Collateral Management Standard;

	(vii)	No amendments to the provisions of the Fund LPA or the Fund Advisory Agreement to be agreed upon in the definitive documentation for the Facility without (A) at least five (5) business days’ prior written notice to the Administrative Agent and (B) if the Administrative Agent notifies the Borrower that such amendment is material and adverse to the secured parties prior to the execution of such amendment, the prior written consent of the Administrative Agent;

	(viii)	The Borrower will not acquire any assets (other than the Capital Call Rights) from the Collateral Manager, the Equity Holder, the Fund or any affiliate thereof without (to the extent required by the Administrative Agent in accordance with terms to be mutually agreed in the definitive documentation) “true sale” documentation and legal opinions reasonably satisfactory to the Administrative Agent; and

	(ix)	Others mutually agreed to between the Borrower and the Administrative Agent.

VII. MISCELLANEOUS

Determination Date:	The last day of each calendar month.

Reporting Date:	The 15th calendar day of each of month (other than any month in which a Payment Date occurs) unless such day is not a business day, in which case, the following business day.

Collection Period:	The three calendar months preceding a Payment Date determined as the period beginning on the first day after the most recently ended Collection Period and ending on, and including, the Determination Date immediately preceding such Payment Date.

Payment Date:	The 20th calendar day of each April, July, October, and January unless such day is not a business day, in which case, the following business day.

Discretionary Sales:	The Collateral Manager may direct the Borrower to sell Loans to third parties given that certain conditions are met. These conditions include that a Termination Event will not result from such sale and that the Termination Date has not passed at the time of the sale. The OLB of Loans subject to such discretionary sales shall be limited to not more than 35% of the combined Class A Loan Amount and Class B Loan Amount on a rolling 12 month basis, provided that (x) the sale of any Loan whose Assigned Value has been decreased from the Assigned Value that was calculated on the applicable Funding Date or (y) that is sold (on a trade date basis) by the Borrower within five business days of the Borrower becoming the lender of record with respect to such Loan (or upon allocation such that the Borrower is not the lender of record of such Loan) shall not be subject to such limitation.

Reporting:	The following reports/data shall be provided to the Administrative Agent and (on a commercially reasonable efforts basis) the Class A Lenders and the Class B Lenders (unless otherwise noted below):

(i) Collateral Manager report to include (a) standard borrowing base, and (b) loan tape reporting covering calculations regarding average obligor, industry concentrations, payment frequency of loans, etc.
(ii)

Audited annual financial statements of the Fund within 90 days after the end of each fiscal year and unaudited quarterly financial statements of the Fund within 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter).

(iii)

Written notice by the Collateral Manager and/or the Borrower, as the case may be, of litigation that could reasonably be expected to have a material adverse effect on the Class A Lenders or Class B Lenders, such party’s ability to perform its obligations under the Facility documents, the Collateral Manager or the Borrower, or the Loans.

(iv) Written notice by the Collateral Manager or the Borrower of the occurrence of any Termination Event within three business days of occurrence.

(v) To the Administrative Agent and the Initial Class B Lender only, via a password protected website or soft copy delivery method: (a) the complete financial reporting package (including the budget) received on every Loan within ten business days of receipt by the Borrower, (b) any amendment or waiver within 10 business days of such event and, to the extent prepared, any related internal prepared summary of such amendment or waiver, (c) to the extent prepared, any quarterly email notification summary prepared on any Loan by the Collateral Manager or the Portfolio Servicer and (d) the Portfolio Monitoring Report prepared by the Collateral Manager or the Portfolio Servicer which shall be delivered no later than 90 days after a quarter end and 150 days after a fiscal year end.

(vi) Others mutually agreed to between the Borrower and the Administrative Agent.

Portfolio Audits:	The Collateral Manager and the Borrower will make available books and records for initial and ongoing independent audits at the expense of the Borrower to be coordinated by the Administrative Agent, provided that, absent the occurrence of a Termination Event (subject to applicable cure periods), the Borrower shall not be obligated to pay for more than one such audit per year. Such audits shall be during normal business hours and upon reasonable advance notice and completed in a reasonable period of time, and may take the form of a bank meeting. Class A Lenders and Class B Lenders shall receive prior notice of any such audits and be permitted to accompany the Administrative Agent at their own expense.

Voting Rights:	Any amendment reducing the rate of interest on the Class A Loans, reducing the principal amount on the Class A Loans, modifying the Advance Rate, permitting the release of material security (not otherwise permitted) or extending timing for any payments of principal (including an extension of maturity) on the Class A Loans will require the consent of each Class A Lender.

Any amendment reducing the rate of interest on the Class B Loans, reducing the principal amount on the Class B Loans, permitting the release of material security (not otherwise permitted) or extending the maturity on the Class B Loans will require the consent of each Class B Lender.

The Facility documents will include various limitations on changes to the Facility that adversely affect any Class A Lender or any Class B Lender (for example, with respect to a Class B Lender, limitations on the increase in the Class A Margin) without the consent of such Class A Lender or Class B Lender, as applicable.

Governing Law:	New York.

Opinions:	Counsel to the Borrower and to the Collateral Manager shall have delivered as of the Closing Date customary legal opinions to the following effect:

	(i)	The security interest of the Collateral Agent in the Collateral granted pursuant to the Facility documents is valid and perfected.

	(ii)	Each of the Facility documents is a valid, binding and enforceable obligation of each of the Borrower and the Collateral Manager, as applicable.

	(iii)	The Borrower will not be substantively consolidated with the Equity Holder.

	(iv)	Borrower is not required to be registered as an investment company under the Investment Act of 1940.

	(v)	As to routine corporate and authority matters as to the Borrower and the Collateral Manager.

	(vi)	Other customary opinions as necessary upon determination of final legal jurisdiction.

Select Definitions

Pro-Rata Conditions:	On any Payment Date after the end of the Reinvestment Period, a condition that is satisfied if all of the following conditions are satisfied.

	(i)	No Borrowing Base Deficiency exists;

	(ii)	The Payment Date occurs within 1 year from the end of the Reinvestment Period;

	(iii)	The total number of obligors is equal to or greater than 100;

	(iv)	The Pool Factor is equal to or greater than 75.0%; and

	(v)	The difference between the Borrowing Base and the aggregate Class A and Class B Advances Outstanding is at least equal to 85% of the Initial Equity Balance.

Pool Factor:	The ratio (expressed as a percentage) of (a) the aggregate sum of the products of (x) the OLB for each Eligible Asset as of such date and (y) the Assigned Value of such Eligible Asset as of such date divided by (b) the Initial Portfolio Balance.

Initial Portfolio Balance:	The aggregate OLB of the Initial Portfolio.

Broadly Syndicated Loan:	Any Loan that (i) is broadly syndicated, (ii) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under applicable law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any state or agency), (iv) the Collateral Manager determines in good faith that the value of the collateral securing the Loan (or the enterprise value of the underlying business) on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (v) has a related Obligor with EBITDA of $50,000,000 or greater, (vi) at the time such Loan is acquired by the Borrower, has an initial tranche size of $250,000,000 or greater and (vii) at the time such Loan is acquired by the Borrower, it is rated by both S&P and Moody’s (or the Obligor is rated by both S&P and Moody’s) and such ratings are not lower than “B3” by Moody’s and “B-” by S&P. For avoidance of doubt, the reference to “tranche size” in clause (i) above is to the tranche of such Loan currently held or contemplated for purchase by the Borrower. To the extent there are multiple pari passu tranches issued by the related Obligor, such other tranches may be considered for inclusion in the calculation of “tranche size” by the Administrative Agent in its discretion if such other tranches carry the same material terms and are each widely distributed.

Delayed Draw Loan:	Shall mean any commercial loan or note that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan but which, once all such installments have been made, has the characteristics of a term loan.

Designated Loan:	At the time of approval of each Eligible Loan, the Administrative Agent in its sole discretion may designate any applicable Broadly Syndicated Loan, Large Middle Market Loan or Traditional Middle Market Loan as a “Designated Loan”.

DIP Loans:	Shall mean any commercial loans or notes that (a) are an obligation of a debtor-in-possession and have the priority allowed pursuant to Section 364 of the Bankruptcy Code and (b) have terms which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

EBITDA:	With respect to any period and any Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the principal obligor on such Loan and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.

Exposure Amount:	The sum, without duplication, of all unfunded commitments of the Borrower associated with the Collateral.

Facility Attachment Ratio:	For any Broadly Syndicated Loan, Large Middle Market Loan or Traditional Middle Market Loan, an amount equal to, the product of (a) the First Out Attachment Ratio, (b) the applicable Advance Rate and (c) the Assigned Value, as of such date.

For any First Lien Last Out Loan, the sum of (i) First Out Attachment Ratio and (ii) the product of (A) the Last Out Attachment ratio less the Frist Out Attachment Ratio, (B) the applicable Advance Rate and (C) the Assigned Value, as of such date.

For any Second Lien Loan, the sum of (i) its Senior Net Leverage Ratio and (ii) the product of (A) its Total Net Leverage Ratio less its Senior Net Leverage, (B) the applicable Advance Rate and (C) the Assigned Value, as of such date.

For any Designated Loan, the product of (a) its Total Net Leverage Ratio, (b) the applicable Advance Rate and (c) the Assigned Value, as of such date.

First Lien Last Out Loan:	A Loan that would be a First Lien Loan except that, such Loan may be fully subordinated in right of payment or application of proceeds (other than permitted interest and principal payments) to the related senior secured loans of the same Obligor until such related senior secured loans are paid in full.

First Lien Loan:	A Broadly Syndicated Loan, Large Middle Market Loan or Traditional Middle Market Loan.

First Out Attachment Ratio:	With respect to any loan, the Senior Net Leverage Ratio relating to any “first out” senior secured debt in the documentation underlying that loan, and if “senior net leverage ratio” or any comparable definition is not defined therein, the ratio of (“first out” senior secured debt minus unrestricted cash/EBITDA), as calculated by the Collateral Manager in good faith using information from calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the underlying instruments. For avoidance of doubt, “first out” senior secured debt refers to all or any portion of such loan that constitutes first lien senior secured indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings.

Interest Coverage Ratio:	With respect to any Loan, the meaning of “Interest Coverage Ratio” in the documentation underlying that Loan, and if “Interest Coverage Ratio” or any comparable definition is not defined therein, the ratio of EBITDA/interest expense, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the underlying instruments.

Large Middle Market Loan:	Any Loan that is a syndicated loan (but not a “club” syndication) that (i) meets the definition of “Broadly Syndicated Loan” other than with respect to clauses (vi) or (vii) and (ii) has an initial tranche size of $150,000,000 or greater and has an EBITDA for the trailing 12 months of at least $35,000,000 or greater at the time of acquisition. For avoidance of doubt, the reference to “tranche size” in clause (i) above is to the tranche of such Loan currently held or contemplated for purchase by the Borrower. To the extent there are multiple pari passu tranches issued by the related Obligor, such other tranches may be considered for inclusion in the calculation of “tranche size” by the Administrative Agent in its discretion if such other tranches carry the same material terms and are each widely distributed.

Last Out Attachment Ratio:	With respect to any loan, the Senior Net Leverage Ratio relating to all or any portion of senior secured debt in the documentation underlying that loan, and if “senior net leverage ratio” or any comparable definition is not defined therein, the ratio of (senior secured debt minus unrestricted cash/EBITDA), as calculated by the Collateral Manager in good faith using information from calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the underlying instruments.

PIK Loan:	Shall mean any Loan which has a current annual cash coupon (or an option of selecting a current annual cash coupon) of less than (a) LIBOR + 3.0%, if such Loan is a floating rate Loan with an interest rate based on LIBOR, (b) Prime, if such Loan is a floating rate Loan with an interest rate based on the Prime rate or (c) 6.0%, if such Loan is a fixed rate Loan.

Revolving Loan:	Any Loan that is a line of credit or contains an unfunded, partially or fully funded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

Second Lien Loan:	Any Loan that (i) does not satisfy all of the requirements set forth in the definition of “Broadly Syndicated Loan,” “Large Middle Market Loan”, or “Traditional Middle Market Loan” (ii) has an initial tranche size of $150,000,000 or greater, (iii) EBITDA of $50,000,000 or greater at the time of acquisition, (iv) is secured by a pledge of collateral, which security interest is validly perfected and first or second priority under applicable law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any state or agency), (v) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first priority Lien except after an event of default thereunder, and (vi) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority Lien, the amount of the indebtedness covered by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).

Senior Net Leverage Ratio:	With respect to any Loan, the meaning of “Senior Net Leverage Ratio” relating to senior secured debt in the documentation underlying that Loan, and if “Senior Net Leverage Ratio” or any comparable definition is not defined therein, the ratio of (senior secured debt minus unrestricted cash)/EBITDA, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the underlying instruments.

Traditional Middle Market Loan:	Any Loan that (i) does not otherwise meet the definition of “Large Middle Market Loan”, (ii) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under applicable law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any state or agency), and (iv) the Collateral Manager determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

Total Net Leverage Ratio:	With respect to any Loan, the meaning of “Total Net Leverage Ratio” relating to total debt in the documentation underlying that Loan, and if “Total Net Leverage Ratio” or any comparable definition is not defined therein, the ratio of (total debt minus unrestricted cash)/EBITDA, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the underlying instruments.

Unsupported Exposure Amount:	The Exposure Amount minus the sum of (i) the amount on deposit in the Unsupported Exposure Account, and (ii) the aggregate undrawn amounts in respect of the Capital Call Rights. The Unsupported Exposure Account shall be a segregated account maintained with the Collateral Custodian. The Borrower or the Collateral Agent may withdraw any amounts on deposit in the Unsupported Exposure Account at any time to fund any commitments in respect of Delayed Draw Loans and/or Revolving Loans held by the Borrower.

On or prior to the last day of the Reinvestment Period, the Borrower shall make a deposit into the Unsupported Exposure Account in an amount necessary to cause the amount on deposit in the Unsupported Exposure Account to equal (a) the aggregate of all Unsupported Exposure Equity Amounts minus (b) $20,000,000.

Unsupported Exposure Equity Amount:	On any date of determination, an amount equal to the aggregate sum of the below formula as calculated for each Loan minus the aggregate undrawn amounts in respect of the Capital Call Rights:

(Exposure Amount - (Exposure Amount x Assigned Value (on any date of determination after the end of the Reinvestment Period, as determined on the last day of the Reinvestment Period) x Advance Rate (on any date of determination after the end of the Reinvestment Period, as determined on the last day of the Reinvestment Period))).

Unsupported Exposure Equity Shortfall:	The aggregate Unsupported Exposure Equity Amount minus the amount on deposit in the Unsupported Exposure Account.

The Borrower shall draw an Advance (and deposit the proceeds of such Advance in the Unsupported Exposure Account) at any time after the occurrence of a Termination Event upon the request of the Administrative Agent, in an amount such that after giving effect to such deposit, the amount in such account equals the Exposure Amount.

Counsel to the Class A Lender:	Cadwalader, Wickersham & Taft LLP.

Counsel to the Class B Lender:	Torys LLP.

EXHIBIT C

Project Osprey

Summary of Additional Conditions

All capitalized terms used but not defined herein shall have the meaning given to them in the Commitment Letter to which this Summary of Additional Conditions is attached, including the other Exhibits thereto.

Except as otherwise set forth below, the initial borrowing under the Facility shall be subject to the satisfaction or waiver of the following additional conditions:

1.    The Acquisition shall have been or, substantially concurrently with the initial borrowing under the Facility shall be, consummated in all material respects in accordance with the terms of the Purchase Agreement, without giving effect to any modifications, amendments, express waivers or express consents thereunder by AcquisitionCo or its affiliates that are materially adverse to the Lenders without the consent of the Committed Lender, it being understood and agreed that (a) any change of the definition of “Material Adverse Effect” in the Purchase Agreement will be deemed materially adverse to the Lenders and (b) any change in the purchase price shall not be deemed to be materially adverse to the Lenders but (x) any resulting reduction in cash uses shall be allocated first, to reduce the Borrower Equity Contribution until the Borrower Equity Contribution is equal to the Minimum Equity Contribution and, thereafter, pro rata between the Borrower Equity Contribution and the Facility in accordance with the anticipated ratio of debt to equity for the Acquisition Consideration contemplated under the Purchase Agreement on the date hereof and (y) any increase in purchase price (excluding, for the avoidance of doubt, any purchase price adjustments in accordance with the terms of the Purchase Agreement) shall be funded by the Equity Contribution.

2.    The Equity Contribution, the Borrower Equity Contribution and the Class B Loan shall have been or, substantially concurrently with the initial borrowing under the Facility shall be, consummated (which, in the case of the Borrower Equity Contribution, to the extent constituting equity interests other than common equity interests, shall be on terms and conditions and pursuant to documentation reasonably satisfactory to the Committed Lender). Immediately following the Transactions, the Borrower and its subsidiaries will not have any outstanding third party debt for borrowed money other than the Facility.

3.    All fees required to be paid on the Closing Date pursuant to the Fee Letter and all expenses required to be paid or reimbursed on the Closing Date pursuant to the Commitment Letter to the extent invoiced at least two (2) business days prior to the Closing Date shall have been paid (which amounts may be offset against the proceeds of the Facility.

4.    The Committed Lender shall have received (i) a certificate of the chief financial officer or treasurer (or other comparable authorized person) of each of the Borrower and the Collateral Manager substantially in the form of Annex C-I attached hereto certifying the solvency, after giving effect to the Transactions, of such person and its subsidiaries, taken as a whole and (ii) a certificate of a responsible officer of the Borrower substantially in the form of the borrowing base certificate to be attached to the Facility Documentation, a pro forma borrowing base certificate (calculated after giving effect to the Acquisition and the advances on the Closing Date) evidencing that no Class A Borrowing Base Deficiency exists at such time. For purposes of determining whether a Class A Borrowing Base Deficiency exists at such time, each Specified Loan shall be included in such calculation with an Adjusted Balance equal to the Assigned Value specified for such Specified Loan on Exhibit D hereto multiplied by the OLB of such Specified Loan on the Closing Date and neither the Administrative Agent nor the Committed Lender shall be permitted to adjust the Assigned Value of any Specified Loan or re-determine the eligibility of any Specified Loan until the Business Day after the Closing Date. Each Other Initial

Portfolio Loan shall be included in such calculation with an Adjusted Balance equal to the Assigned Value (if any) agreed to by the Administrative Agent multiplied by the OLB of such Other Initial Portfolio Loan on the Closing Date and neither the Administrative Agent nor the Committed Lender shall be permitted to adjust the Assigned Value of any Other Initial Portfolio Loan or re-determine the eligibility of any Other Initial Portfolio Loan until the Business Day after the Closing Date.

5.    The Committed Lender shall have received at least three (3) Business Days prior to the Closing Date all documentation and information about the Borrower, AcquisitionCo, the Fund and the Collateral Manager as is reasonably requested in writing by the Administrative Agent, at least ten (10) Business Days prior to the Closing Date, mutually agreed to be required by U.S. and Canadian regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation the PATRIOT Act.

6.    The Borrower shall have delivered or authorized the filing of a financing statement under the UCC substantially simultaneously with the initial borrowings under the Facility to perfect the Administrative Agent’s security interest in the Collateral.

7.    The Seller Representations shall be true and correct to the extent required by the Certain Funds Provision and the Specified Representations shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standard, in all respects) as of the Closing Date or, with respect to representations and warranties relating to an earlier date, as of such earlier date; provided that, to the extent any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Material Adverse Effect” (as defined in the Purchase Agreement) for purposes of any such Specified Representation made or deemed made on, or as of, the Closing Date.

8.    The Collection Account shall have been established at Wells Fargo Bank, N.A. substantially simultaneously with the consummation of the Transactions.

C-2

ANNEX C-I

Form of Solvency Certificate

Date:            , 20[●]

To the Administrative Agent and each of the Lenders party to the [Credit Agreement] referred to below:

I, the undersigned, the [Chief Financial Officer] of             , a                     (the “[●]”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, that:

1.    This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section     of the [Credit Agreement][Loan and Security Agreement], dated as of             , 2017, among         (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.    For purposes of this certificate, the terms below shall have the following definitions:

(a)    “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the [●] and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b)    “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the [●] and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c)    “Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the [●] and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d)    “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the [●] and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as and to the extent identified and explained in terms of their nature and estimated magnitude by responsible officers of the [●].

C-I-1

(e)    “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

For the period from the date hereof through the Maturity Date, the [●] and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f)    “Do not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the [●] and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

3.    For purposes of this certificate, I, or officers of the [●] under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)    I have reviewed the financial statements (including the pro forma financial statements) referred to in Section     of the Credit Agreement.

(b)    I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c)    As chief financial officer of the [●], I am familiar with the financial condition of the [●] and its Subsidiaries.

4.    Based on and subject to the foregoing, I hereby certify on behalf of the [●] that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the [●] and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the [●] and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the [●] and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

C-I-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:
Title:

C-I-3

EXHIBIT D

Project Osprey

Assigned Values (Specified Loans)

[ATTACHED]

D-1

Annex D — Eligible Loan List

			2,279,194,742.51	2,014,845,346.90	96.1%	70.5%	1,936,865,626.31		4.14x	3.02x	5.02x

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 1	1st Lien	Large Middle Market Loan	12,823,125.00	10,823,125.00	100.0%	72.5%	10,823,125.00	N	4.53x	2.59x	4.53x	9/30/2018
Obligor 2	1st Lien	Traditional Middle Market Loan	9,549,705.24	8,390,985.24	100.0%	70.0%	8,390,985.24	Y	2.98x	4.03x	2.98x	8/31/2021
Obligor 3	1st Lien	Traditional Middle Market Loan	16,523,437.50	15,898,437.51	100.0%	70.0%	15,898,437.51	N	4.29x	3.69x	4.29x	9/30/2020
Obligor 4	1st Lien	Large Middle Market Loan	11,669,093.48	11,669,093.48	100.0%	72.5%	11,669,093.48	N	4.37x	4.10x	4.54x	7/30/2020
Obligor 5	1st Lien	Large Middle Market Loan	24,532,932.05	24,222,925.67	100.0%	72.5%	24,222,925.67	N	3.63x	4.38x	3.78x	9/12/2021
Obligor 6	1st Lien	Broadly Syndicated Loan	32,337,500.01	32,337,500.02	100.0%	75.0%	32,337,500.02	N	4.63x	2.28x	5.96x	6/17/2022
Obligor 7	1st Lien	Traditional Middle Market Loan	10,800,000.00	10,800,000.00	100.0%	70.0%	10,800,000.00	N	2.40x	3.48x	2.40x	12/23/2018
Obligor 8	1st Lien	Traditional Middle Market Loan	12,023,437.50	12,023,437.50	100.0%	70.0%	12,023,437.50	N	4.87x	2.31x	4.87x	7/30/2020
Obligor 9	1st Lien	Traditional Middle Market Loan	7,940,625.00	7,940,625.00	100.0%	70.0%	7,940,625.00	N	3.68x	3.81x	5.27x	11/14/2021
Obligor 10	1st Lien	Large Middle Market Loan	24,921,645.82	15,978,462.25	100.0%	72.5%	15,978,462.25	N	3.42x	4.43x	3.42x	11/12/2022
Obligor 11	1st Lien	Traditional Middle Market Loan	9,551,608.43	9,551,608.43	70.0%	70.0%	6,686,125.90	N	4.89x	2.27x	5.85x	12/5/2020
Obligor 12	1st Lien	Large Middle Market Loan	6,765,229.49	6,765,229.49	100.0%	72.5%	6,765,229.49	N	4.27x	2.47x	5.63x	2/21/2022
Obligor 13	1st Lien	Large Middle Market Loan	13,910,000.00	11,910,000.00	100.0%	72.5%	11,910,000.00	N	3.29x	3.64x	4.71x	11/22/2023
Obligor 14	1st Lien	Large Middle Market Loan	13,739,090.99	13,739,090.99	85.0%	72.5%	11,678,227.34	N	4.76x	1.33x	5.86x	12/30/2021
Obligor 15	1st Lien	Large Middle Market Loan	10,694,359.76	10,694,359.76	100.0%	72.5%	10,694,359.76	N	4.27x	4.56x	4.27x	12/8/2022
Obligor 16	1st Lien	Traditional Middle Market Loan	11,400,000.00	11,400,000.00	100.0%	70.0%	11,400,000.00	Y	3.12x	4.28x	3.12x	10/31/2021
Obligor 17	1st Lien	Broadly Syndicated Loan	0.00	—	90.0%	75.0%	—	N	4.77x	3.30x	5.69x	3/31/2022
Obligor 18	1st Lien	Large Middle Market Loan	11,350,430.64	11,350,430.64	100.0%	72.5%	11,350,430.64	N	4.38x	2.25x	6.27x	7/10/2022
Obligor 18	2nd Lien	Second Lien Loan	3,250,000.00	3,250,000.00	100.0%	25.0%	3,250,000.00	N	4.38x	2.25x	6.27x	7/10/2022
Obligor 19	1st Lien	Traditional Middle Market Loan	14,240,000.00	9,707,566.00	80.0%	70.0%	7,766,052.80	N	5.25x	2.55x	5.25x	7/1/2021
Obligor 20	1st Lien	Traditional Middle Market Loan	15,555,582.06	14,255,582.06	100.0%	70.0%	14,255,582.06	N	4.09x	4.10x	4.94x	1/29/2022
Obligor 21	1st Lien	Traditional Middle Market Loan	8,465,179.96	6,715,179.96	100.0%	70.0%	6,715,179.96	N	2.48x	2.81x	4.23x	3/28/2019
Obligor 22	1st Lien	Large Middle Market Loan	3,324,371.86	3,324,371.86	75.0%	72.5%	2,493,278.89	N	4.65x	2.43x	5.17x	4/22/2022
Obligor 23	1st Lien	Large Middle Market Loan	11,123,937.75	11,123,937.75	90.0%	72.5%	10,011,543.97	N	4.41x	2.39x	4.41x	6/5/2021
Obligor 24	1st Lien	Traditional Middle Market Loan	9,196,668.38	7,396,668.38	100.0%	70.0%	7,396,668.38	N	3.74x	4.87x	3.74x	12/12/2022
Obligor 25	1st Lien	Traditional Middle Market Loan	10,083,437.50	10,083,437.50	100.0%	70.0%	10,083,437.50	N	3.20x	3.06x	4.93x	3/30/2021

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 26	1st Lien	Traditional Middle Market Loan	7,627,823.63	7,627,823.63	65.0%	70.0%	4,958,085.36	Y	5.85x	2.45x	6.69x	7/16/2020
Obligor 27	1st Lien	Traditional Middle Market Loan	10,102,831.24	9,052,831.25	80.0%	70.0%	7,242,265.00	Y	5.40x	2.62x	5.40x	4/16/2018
Obligor 28	1st Lien	Traditional Middle Market Loan	8,285,714.29	8,285,714.29	100.0%	70.0%	8,285,714.29	N	3.75x	4.05x	3.75x	7/31/2019
Obligor 29	1st Lien	Traditional Middle Market Loan	15,462,713.34	11,462,713.34	100.0%	70.0%	11,462,713.34	N	3.77x	2.58x	5.49x	12/30/2022
Obligor 30	1st Lien	Large Middle Market Loan	17,177,338.51	15,370,109.61	100.0%	72.5%	15,370,109.61	Y	3.64x	3.24x	4.53x	11/21/2022
Obligor 31	1st Lien	Large Middle Market Loan	2,631,870.29	2,631,870.29	100.0%	72.5%	2,631,870.29	N	4.15x	3.64x	4.15x	2/12/2021
Obligor 32	1st Lien	Traditional Middle Market Loan	9,706,360.13	8,206,360.13	100.0%	70.0%	8,206,360.13	N	3.30x	3.83x	3.30x	9/10/2020
Obligor 33	1st Lien	Traditional Middle Market Loan	5,735,625.00	5,735,625.00	100.0%	70.0%	5,735,625.00	N	3.57x	2.71x	4.73x	9/26/2023
Obligor 34	1st Lien	Broadly Syndicated Loan	14,523,449.49	14,523,449.49	100.0%	75.0%	14,523,449.49	N	3.60x	2.24x	4.84x	8/26/2022
Obligor 35	1st Lien	Traditional Middle Market Loan	17,634,571.25	15,003,500.59	80.0%	70.0%	12,002,800.47	Y	4.01x	1.74x	6.40x	8/26/2022
Obligor 36	1st Lien	Traditional Middle Market Loan	14,564,316.78	9,191,945.35	100.0%	70.0%	9,191,945.35	N	4.05x	3.61x	4.05x	1/15/2021
Obligor 37	1st Lien	Large Middle Market Loan	13,987,500.00	13,987,500.00	100.0%	72.5%	13,987,500.00	N	3.69x	4.57x	3.69x	11/30/2023
Obligor 38	1st Lien	Traditional Middle Market Loan	18,510,387.50	16,157,054.17	100.0%	70.0%	16,157,054.17	N	2.47x	3.31x	3.62x	6/1/2021
Obligor 39	1st Lien	Traditional Middle Market Loan	14,662,500.00	14,662,500.00	75.0%	70.0%	10,996,875.00	N	5.67x	3.07x	5.67x	2/16/2022
Obligor 40	1st Lien	Traditional Middle Market Loan	12,793,287.78	10,293,287.78	100.0%	70.0%	10,293,287.78	N	5.33x	2.46x	5.33x	6/30/2022
Obligor 40	LOFL	Last Out Loan	2,000,000.00	2,000,000.00	90.0%	45.0%	1,800,000.00	N	5.43x	2.27x	5.43x	6/9/2023
Obligor 41	1st Lien	Traditional Middle Market Loan	14,962,500.00	14,962,500.00	100.0%	70.0%	14,962,500.00	N	3.49x	2.38x	5.47x	6/21/2022
Obligor 42	1st Lien	Traditional Middle Market Loan	12,174,057.09	11,567,044.48	100.0%	70.0%	11,567,044.48	N	3.65x	4.21x	3.88x	5/27/2022
Obligor 43	1st Lien	Traditional Middle Market Loan	8,289,047.62	6,489,047.62	100.0%	70.0%	6,489,047.62	Y	4.10x	2.49x	5.65x	11/29/2022
Obligor 44	1st Lien	Large Middle Market Loan	11,323,366.84	11,323,366.84	100.0%	72.5%	11,323,366.84	N	3.78x	2.70x	5.12x	7/1/2022
Obligor 45	1st Lien	Large Middle Market Loan	14,861,877.00	14,861,877.00	90.0%	72.5%	13,375,689.30	N	4.87x	1.87x	6.72x	5/3/2022
Obligor 45	2nd lien	Second Lien Loan	4,962,785.94	4,962,785.94	100.0%	25.0%	4,962,785.94	N	4.87x	1.87x	6.72x	12/4/2021
Obligor 46	1st Lien	Large Middle Market Loan	11,990,425.62	11,990,425.58	100.0%	72.5%	11,990,425.58	N	3.60x	2.93x	4.94x	10/20/2023
Obligor 47	1st Lien	Traditional Middle Market Loan	8,455,938.02	7,705,938.02	100.0%	70.0%	7,705,938.02	N	3.11x	2.15x	5.21x	5/14/2020
Obligor 48	1st Lien	Traditional Middle Market Loan	19,136,788.79	10,189,466.88	100.0%	70.0%	10,189,466.88	N	3.98x	1.79x	5.97x	3/10/2024
Obligor 49	1st Lien	Traditional Middle Market Loan	15,991,700.00	13,591,700.00	75.0%	70.0%	10,193,775.00	N	5.91x	2.23x	5.91x	12/2/2022
Obligor 50	1st Lien	Traditional Middle Market Loan	6,112,519.46	4,965,852.80	100.0%	70.0%	4,965,852.80	Y	2.98x	2.37x	5.34x	9/1/2022
Obligor 51	1st Lien	Large Middle Market Loan	24,712,153.74	22,295,820.41	100.0%	72.5%	22,295,820.41	N	4.53x	2.68x	5.72x	10/26/2023
Obligor 52	1st Lien	Broadly Syndicated Loan	0.01	0.01	100.0%	75.0%	0.01	N	2.72x	4.71x	3.07x	10/2/2021

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 53	1st Lien	Traditional Middle Market Loan	7,374,791.70	7,374,791.70	30.0%	70.0%	2,212,437.51	N	8.63x	1.36x	11.58x	12/9/2021
Obligor 54	1st Lien	Traditional Middle Market Loan	7,157,832.28	7,157,832.28	100.0%	70.0%	7,157,832.28	N	3.27x	2.72x	4.78x	6/30/2020
Obligor 55	1st Lien	Traditional Middle Market Loan	18,278,465.80	14,309,044.86	100.0%	70.0%	14,309,044.86	N	5.71x	2.16x	5.71x	10/26/2022
Obligor 56	1st Lien	Traditional Middle Market Loan	10,647,325.31	9,647,325.31	100.0%	70.0%	9,647,325.31	N	3.70x	2.54x	5.29x	11/25/2021
Obligor 57	1st Lien	Large Middle Market Loan	1,882,718.19	1,882,718.19	100.0%	72.5%	1,882,718.19	N	3.53x	3.52x	4.81x	2/14/2022
Obligor 57	2nd Lien	Second Lien Loan	5,500,000.00	5,500,000.00	100.0%	25.0%	5,500,000.00	N	3.53x	3.52x	4.81x	11/23/2022
Obligor 58	1st Lien	Traditional Middle Market Loan	9,842,824.12	8,042,824.12	100.0%	70.0%	8,042,824.12	N	3.52x	2.75x	4.67x	9/25/2021
Obligor 59	1st Lien	Broadly Syndicated Loan	24,255,000.00	24,255,000.00	90.0%	75.0%	21,829,500.00	N	5.31x	2.71x	5.31x	5/29/2019
Obligor 60	1st Lien	Broadly Syndicated Loan	12,091,724.52	12,091,724.52	100.0%	75.0%	12,091,724.52	N	3.56x	3.31x	4.63x	3/26/2019
Obligor 60	2nd Lien	Second Lien Loan	2,494,680.85	2,494,680.85	100.0%	25.0%	2,494,680.85	N	3.56x	3.31x	4.63x	12/1/2022
Obligor 61	1st Lien	Large Middle Market Loan	12,948,987.90	11,998,987.90	100.0%	72.5%	11,998,987.90	N	4.37x	2.12x	6.37x	5/31/2022
Obligor 62	1st Lien	Large Middle Market Loan	21,897,310.65	19,389,276.03	100.0%	72.5%	19,389,276.03	N	3.43x	2.88x	4.31x	6/24/2019
Obligor 63	1st Lien	Large Middle Market Loan	14,093,500.00	14,093,500.00	90.0%	72.5%	12,684,150.00	N	4.23x	2.75x	5.97x	9/16/2021
Obligor 64	1st Lien	Large Middle Market Loan	14,880,513.66	14,880,513.66	100.0%	72.5%	14,880,513.66	N	4.12x	2.97x	4.12x	9/16/2021
Obligor 65	1st Lien	Traditional Middle Market Loan	20,731,544.64	17,363,687.50	100.0%	70.0%	17,363,687.50	N	3.82x	4.34x	3.82x	10/14/2021
Obligor 66	1st Lien	Large Middle Market Loan	11,126,174.12	11,126,174.12	100.0%	72.5%	11,126,174.12	N	4.24x	2.09x	6.08x	8/6/2018
Obligor 67	1st Lien	Large Middle Market Loan	9,277,186.33	5,439,686.33	100.0%	72.5%	5,439,686.33	N	3.69x	2.52x	5.45x	12/31/2018
Obligor 68	1st Lien	Large Middle Market Loan	15,200,000.00	15,200,000.00	85.0%	72.5%	12,920,000.00	N	5.22x	3.37x	6.08x	10/4/2021
Obligor 69	1st Lien	Large Middle Market Loan	15,738,977.28	11,488,977.28	100.0%	72.5%	11,488,977.28	Y	3.48x	3.19x	4.76x	11/22/2018
Obligor 70	1st Lien	Traditional Middle Market Loan	8,369,495.61	7,986,367.46	100.0%	70.0%	7,986,367.46	Y	3.17x	2.97x	4.78x	2/10/2022
Obligor 71	1st Lien	Traditional Middle Market Loan	4,931,347.25	3,241,347.25	100.0%	70.0%	3,241,347.25	N	3.64x	2.69x	4.98x	5/19/2022
Obligor 72	1st Lien	Traditional Middle Market Loan	9,471,384.62	6,521,384.62	100.0%	70.0%	6,521,384.62	N	4.24x	2.30x	5.36x	6/25/2024
Obligor 73	1st Lien	Large Middle Market Loan	13,694,968.56	12,374,213.84	90.0%	72.5%	11,136,792.46	N	4.49x	2.33x	5.70x	4/7/2020
Obligor 74	1st Lien	Traditional Middle Market Loan	16,093,750.00	15,193,750.00	100.0%	70.0%	15,193,750.00	N	7.66x	1.42x	7.66x	5/8/2022
Obligor 75	1st Lien	Traditional Middle Market Loan	13,396,775.00	12,274,231.00	100.0%	70.0%	12,274,231.00	N	3.52x	2.50x	5.12x	1/30/2021
Obligor 76	1st Lien	Broadly Syndicated Loan	11,763,651.79	11,763,651.79	100.0%	75.0%	11,763,651.79	N	2.73x	3.03x	6.46x	6/26/2022
Obligor 77	1st Lien	Large Middle Market Loan	2,392,996.11	2,392,996.11	100.0%	72.5%	2,392,996.11	N	4.59x	2.52x	5.75x	5/12/2020
Obligor 78	1st Lien	Large Middle Market Loan	19,848,973.71	10,932,221.77	100.0%	72.5%	10,932,221.77	N	3.96x	2.52x	5.47x	8/19/2021
Obligor 79	1st Lien	Large Middle Market Loan	19,191,900.00	19,191,900.00	80.0%	72.5%	15,353,520.00	N	4.46x	2.81x	4.46x	9/2/2022

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 80	1st Lien	Large Middle Market Loan	7,903,910.42	7,903,910.42	100.0%	72.5%	7,903,910.42	Y	2.75x	4.73x	3.25x	5/7/2021
Obligor 81	1st Lien	Broadly Syndicated Loan	15,849,068.18	13,067,250.00	100.0%	75.0%	13,067,250.00	N	2.40x	4.49x	5.74x	5/8/2019
Obligor 82	1st Lien	Broadly Syndicated Loan	10,246,005.01	10,246,005.01	100.0%	75.0%	10,246,005.01	N	4.08x	2.79x	4.15x	5/8/2019
Obligor 83	1st Lien	Traditional Middle Market Loan	5,062,971.40	5,062,971.40	100.0%	70.0%	5,062,971.40	N	4.05x	2.89x	5.32x	3/1/2023
Obligor 84	1st Lien	Large Middle Market Loan	9,949,610.95	9,949,610.95	100.0%	72.5%	9,949,610.95	N	4.41x	2.31x	5.78x	12/9/2020
Obligor 85	2nd lien	Second Lien Loan	2,000,000.00	2,000,000.00	100.0%	25.0%	2,000,000.00	N	2.81x	4.56x	3.52x	8/15/2019
Obligor 85	1st Lien	Traditional Middle Market Loan	5,078,928.75	5,078,928.75	100.0%	70.0%	5,078,928.75	N	2.81x	4.56x	3.52x	11/2/2020
Obligor 86	1st Lien	Traditional Middle Market Loan	11,771,466.21	10,938,132.87	100.0%	70.0%	10,938,132.87	N	4.09x	3.11x	4.40x	5/22/2024
Obligor 87	1st Lien	Broadly Syndicated Loan	11,159,531.25	11,159,531.25	100.0%	75.0%	11,159,531.25	N	3.40x	4.92x	3.40x	3/17/2024
Obligor 88	1st Lien	Broadly Syndicated Loan	15,773,694.80	15,773,694.80	100.0%	75.0%	15,773,694.80	N	4.24x	1.98x	6.12x	10/1/2022
Obligor 88	2nd lien	Second Lien Loan	1,650,000.00	1,650,000.00	100.0%	25.0%	1,650,000.00	N	4.24x	1.98x	6.12x	12/15/2023
Obligor 89	1st Lien	Traditional Middle Market Loan	17,243,996.27	17,243,996.27	100.0%	70.0%	17,243,996.27	N	2.19x	3.37x	3.17x	12/15/2023
Obligor 90	1st Lien	Large Middle Market Loan	16,206,859.04	14,906,859.04	75.0%	72.5%	11,180,144.28	N	6.27x	2.24x	6.27x	4/29/2024
Obligor 91	1st Lien	Large Middle Market Loan	6,747,502.50	6,747,502.50	100.0%	72.5%	6,747,502.50	Y	3.63x	2.79x	3.63x	6/1/2024
Obligor 92	1st Lien	Large Middle Market Loan	15,801,174.04	11,564,447.75	100.0%	72.5%	11,564,447.75	N	4.59x	1.83x	6.50x	3/17/2022
Obligor 93	1st Lien	Broadly Syndicated Loan	8,623,182.36	8,623,182.36	100.0%	75.0%	8,623,182.36	N	2.70x	5.44x	2.70x	5/30/2019
Obligor 94	1st Lien	Broadly Syndicated Loan	14,887,500.00	14,887,500.00	100.0%	75.0%	14,887,500.00	Y	4.10x	2.51x	5.84x	2/28/2020
Obligor 94	2nd Lien	Second Lien Loan	1,200,000.00	1,200,000.00	100.0%	25.0%	1,200,000.00	Y	4.10x	2.51x	5.84x	12/19/2022
Obligor 95	1st Lien	Broadly Syndicated Loan	6,495,127.27	6,495,127.27	90.0%	75.0%	5,845,614.55	N	5.13x	3.25x	5.13x	11/18/2024
Obligor 96	1st Lien	Large Middle Market Loan	11,974,999.99	9,974,999.99	100.0%	72.5%	9,974,999.99	N	4.12x	2.64x	5.72x	4/24/2020
Obligor 97	1st Lien	Large Middle Market Loan	9,695,926.22	9,695,926.22	100.0%	72.5%	9,695,926.22	N	2.37x	1.70x	5.14x	9/30/2019
Obligor 98	1st Lien	Traditional Middle Market Loan	11,034,944.31	8,287,691.57	100.0%	70.0%	8,287,691.57	N	3.55x	2.45x	5.22x	5/31/2022
Obligor 99	1st Lien	Large Middle Market Loan	8,488,845.37	7,865,921.79	100.0%	72.5%	7,865,921.79	N	4.10x	2.60x	5.70x	6/24/2021
Obligor 100	1st Lien	Traditional Middle Market Loan	15,852,664.55	15,608,761.87	75.0%	70.0%	11,706,571.40	N	5.94x	2.76x	7.35x	7/24/2020
Obligor 101	1st Lien	Traditional Middle Market Loan	7,096,428.57	7,096,428.57	75.0%	70.0%	5,322,321.43	N	5.22x	3.03x	5.22x	1/29/2022
Obligor 102	1st Lien	Traditional Middle Market Loan	9,718,798.74	9,718,798.74	80.0%	70.0%	7,775,038.99	N	4.35x	3.01x	4.35x	4/2/2020
Obligor 103	1st Lien	Broadly Syndicated Loan	—	—	100.0%	75.0%	—	N	4.30x	2.56x	6.06x	4/3/2022

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 103	2nd lien	Second Lien Loan	3,750,000.00	3,750,000.00	100.0%	25.0%	3,750,000.00	N	4.30x	2.56x	6.06x	8/15/2022
Obligor 104	1st Lien	Traditional Middle Market Loan	17,588,099.82	12,993,505.23	100.0%	70.0%	12,993,505.23	N	3.78x	4.19x	3.78x	5/1/2024
Obligor 105	1st Lien	Large Middle Market Loan	24,767,148.87	21,051,173.83	100.0%	72.5%	21,051,173.83	N	4.06x	2.48x	5.68x	4/30/2019
Obligor 106	1st Lien	Large Middle Market Loan	19,866,337.50	19,066,337.50	100.0%	72.5%	19,066,337.50	N	4.22x	2.17x	6.17x	12/29/2020
Obligor 107	1st Lien	Traditional Middle Market Loan	12,694,161.49	12,694,161.49	100.0%	70.0%	12,694,161.49	N	2.47x	5.82x	2.47x	7/2/2018
Obligor 108	1st Lien	Traditional Middle Market Loan	13,366,437.83	8,616,437.83	100.0%	70.0%	8,616,437.83	N	3.98x	2.32x	5.93x	6/30/2021
Obligor 109	1st Lien	Large Middle Market Loan	7,630,875.00	7,630,875.00	100.0%	72.5%	7,630,875.00	N	4.01x	2.72x	5.46x	12/15/2021
Obligor 110	1st Lien	Traditional Middle Market Loan	10,701,401.23	9,951,401.23	75.0%	70.0%	7,463,550.92	Y	11.48x	1.27x	14.39x	10/30/2023
Obligor 111	1st Lien	Traditional Middle Market Loan	3,541,666.67	2,191,666.67	100.0%	70.0%	2,191,666.67	N	3.78x	1.81x	5.98x	10/30/2023
Obligor 112	1st Lien	Broadly Syndicated Loan	13,131,055.91	13,131,055.91	100.0%	75.0%	13,131,055.91	N	4.17x	2.68x	5.20x	3/31/2020
Obligor 113	1st Lien	Large Middle Market Loan	27,550,937.50	16,300,937.50	100.0%	72.5%	16,300,937.50	N	4.05x	2.28x	4.05x	6/6/2020
Obligor 114	1st Lien	Large Middle Market Loan	13,978,044.87	9,978,044.87	100.0%	72.5%	9,978,044.87	N	3.99x	2.60x	3.99x	3/3/2020
Obligor 115	1st Lien	Traditional Middle Market Loan	15,918,125.00	14,418,125.00	100.0%	70.0%	14,418,125.00	N	3.71x	2.46x	4.94x	12/31/2018
Obligor 116	1st Lien	Large Middle Market Loan	12,262,424.40	12,262,424.40	100.0%	72.5%	12,262,424.40	N	5.00x	2.90x	5.00x	12/23/2021
Obligor 117	1st Lien	Traditional Middle Market Loan	19,246,562.50	12,996,562.50	100.0%	70.0%	12,996,562.50	Y	3.71x	3.81x	3.71x	4/22/2021
Obligor 118	1st Lien	Large Middle Market Loan	11,864,978.51	11,864,978.51	100.0%	72.5%	11,864,978.51	N	4.70x	3.04x	4.70x	6/1/2021
Obligor 119	1st Lien	Traditional Middle Market Loan	20,868,750.00	16,168,750.00	100.0%	70.0%	16,168,750.00	Y	3.58x	2.57x	5.58x	11/18/2023
Obligor 120	1st Lien	Traditional Middle Market Loan	15,080,653.41	10,893,153.42	100.0%	70.0%	10,893,153.42	N	3.24x	3.94x	3.24x	6/15/2024
Obligor 121	1st Lien	Traditional Middle Market Loan	14,447,500.00	10,447,500.00	100.0%	70.0%	10,447,500.00	N	3.05x	3.17x	4.26x	8/29/2021
Obligor 122	1st Lien	Large Middle Market Loan	15,596,125.54	13,432,629.16	100.0%	72.5%	13,432,629.16	N	3.76x	2.37x	4.16x	5/12/2020
Obligor 123	1st Lien	Broadly Syndicated Loan	10,972,500.00	10,972,500.00	100.0%	75.0%	10,972,500.00	N	4.25x	2.27x	4.25x	7/17/2019
Obligor 124	1st Lien	Traditional Middle Market Loan	16,068,164.06	13,724,414.06	100.0%	70.0%	13,724,414.06	N	3.87x	5.60x	5.34x	6/29/2021
Obligor 125	1st Lien	Traditional Middle Market Loan	19,233,000.00	17,983,000.00	100.0%	70.0%	17,983,000.00	N	4.00x	2.75x	5.34x	11/19/2020
Obligor 126	1st Lien	Large Middle Market Loan	0.00	—	100.0%	72.5%	—	N	4.40x	2.54x	6.12x	11/19/2020
Obligor 127	1st Lien	Broadly Syndicated Loan	6,166,666.67	—	100.0%	75.0%	—	N	4.47x	4.71x	4.47x	8/4/2019
Obligor 128	1st Lien	Broadly Syndicated Loan	1,750,000.00	—	100.0%	75.0%	—	N	4.43x	4.75x	4.43x	8/28/2019

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 129	1st Lien	Large Middle Market Loan	12,000,000.00	12,000,000.00	100.0%	72.5%	12,000,000.00	Y	4.64x	2.54x	4.64x	7/30/2021
Obligor 130	1st Lien	Broadly Syndicated Loan	6,117,781.43	6,117,781.43	90.0%	75.0%	5,506,003.29	N	5.30x	2.53x	5.30x	11/30/2022
Obligor 131	2nd lien	Second Lien Loan	4,375,000.00	4,375,000.00	100.0%	25.0%	4,375,000.00	N	5.09x	2.69x	6.10x	4/19/2018
Obligor 132	1st Lien	Traditional Middle Market Loan	8,678,019.64	8,678,019.64	100.0%	70.0%	8,678,019.64	N	4.12x	3.48x	4.12x	7/20/2021
Obligor 133	1st Lien	Traditional Middle Market Loan	15,464,486.64	8,218,585.01	100.0%	70.0%	8,218,585.01	N	4.66x	3.48x	4.66x	5/24/2022
Obligor 134	1st Lien	Large Middle Market Loan	8,233,306.23	8,233,306.23	90.0%	72.5%	7,409,975.61	N	4.39x	2.99x	5.37x	8/1/2022
Obligor 135	1st Lien	Large Middle Market Loan	10,500,000.00	10,500,000.00	100.0%	72.5%	10,500,000.00	N	5.42x	1.65x	5.87x	12/30/2020
Obligor 136	1st Lien	Broadly Syndicated Loan	15,994,268.78	15,994,268.78	100.0%	75.0%	15,994,268.78	N	4.13x	3.54x	4.13x	9/18/2022
Obligor 137	1st Lien	Traditional Middle Market Loan	13,758,531.74	11,758,531.74	100.0%	70.0%	11,758,531.74	N	1.97x	10.50x	1.97x	9/18/2022
Obligor 138	1st Lien	Traditional Middle Market Loan	14,257,724.10	9,426,040.93	100.0%	70.0%	9,426,040.93	N	2.66x	5.06x	2.66x	10/20/2023
Obligor 139	1st Lien	Traditional Middle Market Loan	18,818,390.36	15,774,912.10	100.0%	70.0%	15,774,912.10	N	4.08x	3.05x	4.52x	11/23/2022
Obligor 140	1st Lien	Traditional Middle Market Loan	5,929,128.79	5,929,128.79	100.0%	70.0%	5,929,128.79	N	3.10x	5.49x	3.10x	4/30/2020
Obligor 141	1st Lien	Large Middle Market Loan	10,435,031.32	10,435,031.32	100.0%	72.5%	10,435,031.32	N	4.37x	2.30x	5.84x	2/18/2019
Obligor 141	2nd Lien	Second Lien Loan	2,384,615.38	2,384,615.38	100.0%	25.0%	2,384,615.38	N	4.37x	2.30x	5.84x	10/21/2019
Obligor 142	1st Lien	Broadly Syndicated Loan	3,000,000.00	—	100.0%	75.0%	—	N	4.11x	3.11x	5.47x	12/18/2019
Obligor 143	1st Lien	Traditional Middle Market Loan	9,914,000.75	9,914,000.75	100.0%	70.0%	9,914,000.75	N	3.60x	2.87x	4.67x	4/24/2020
Obligor 144	1st Lien	Large Middle Market Loan	19,193,764.60	14,193,764.60	100.0%	72.5%	14,193,764.60	Y	1.27x	2.08x	5.40x	3/25/2021
Obligor 145	1st Lien	Traditional Middle Market Loan	18,108,099.01	16,158,099.01	100.0%	70.0%	16,158,099.01	Y	4.03x	3.98x	4.03x	1/22/2021
Obligor 146	1st Lien	Large Middle Market Loan	7,827,168.13	7,827,168.13	100.0%	72.5%	7,827,168.13	N	3.51x	2.67x	5.28x	1/22/2021
Obligor 147	1st Lien	Traditional Middle Market Loan	18,111,949.18	18,111,949.18	90.0%	70.0%	16,300,754.26	N	4.73x	1.97x	6.28x	9/11/2020
Obligor 148	1st Lien	Large Middle Market Loan	13,699,699.25	13,699,699.25	65.0%	72.5%	8,904,804.51	N	5.00x	1.74x	7.25x	2/9/2021
Obligor 149	1st Lien	Large Middle Market Loan	17,860,800.00	17,860,800.00	100.0%	72.5%	17,860,800.00	N	5.45x	2.34x	5.45x	3/12/2021
Obligor 150	1st Lien	Large Middle Market Loan	4,783,079.43	4,783,079.43	100.0%	72.5%	4,783,079.43	N	3.32x	3.54x	4.40x	4/27/2021
Obligor 151	1st Lien	Traditional Middle Market Loan	14,283,333.32	8,866,666.66	100.0%	70.0%	8,866,666.66	N	4.24x	3.61x	4.53x	4/30/2021
Obligor 152	1st Lien	Traditional Middle Market Loan	9,782,310.50	7,663,310.50	70.0%	70.0%	5,364,317.35	N	6.37x	1.84x	6.37x	5/1/2020
Obligor 153	1st Lien	Large Middle Market Loan	13,333,333.33	13,333,333.33	100.0%	72.5%	13,333,333.33	N	5.22x	2.28x	5.22x	1/31/2022
Obligor 154	1st Lien	Large Middle Market Loan	15,321,926.02	12,521,926.02	100.0%	72.5%	12,521,926.02	N	3.98x	1.68x	6.81x	12/17/2021
Obligor 155	2nd lien	Second Lien Loan	3,875,000.00	3,875,000.00	100.0%	25.0%	3,875,000.00	N	3.46x	2.62x	4.62x	10/28/2019
Obligor 155	1st Lien	Broadly Syndicated Loan	5,857,783.38	5,857,783.38	100.0%	75.0%	5,857,783.38	N	3.46x	2.62x	4.62x	11/17/2020
Obligor 156	1st Lien	Large Middle Market Loan	5,404,902.87	5,404,902.87	100.0%	72.5%	5,404,902.87	Y	3.88x	4.23x	3.88x	2/27/2022
Obligor 157	1st Lien	Traditional Middle Market Loan	17,081,441.72	15,181,441.72	100.0%	70.0%	15,181,441.72	N	3.12x	3.14x	4.32x	5/8/2020

Obligor #	Tranche	Loan type	Par Balance	Outstanding Loan Balance (“OLB”)	Assigned Value	Advance Rate	Adjusted Balance	Designated Loan?	Senior Net Leverage Ratio (Cut-Off Date)	Interest Coverage Ratio (Cut-Off Date)	Total Net Leverage Ratio (Cut-Off Date)	Maturity Date
Obligor 158	1st Lien	Traditional Middle Market Loan	14,298,961.47	13,304,985.57	100.0%	70.0%	13,304,985.57	N	4.30x	3.75x	4.30x	7/1/2021
Obligor 159	1st Lien	Large Middle Market Loan	11,470,255.54	11,470,255.54	70.0%	72.5%	8,029,178.88	N	3.08x	2.74x	4.71x	7/16/2021
Obligor 159	2nd Lien	Second Lien Loan	5,000,000.00	5,000,000.00	60.0%	25.0%	3,000,000.00	N	3.08x	2.74x	4.71x	7/16/2021
Obligor 160	1st Lien	Traditional Middle Market Loan	10,800,306.81	7,424,306.81	100.0%	70.0%	7,424,306.81	Y	4.18x	2.49x	4.29x	3/16/2022
Obligor 160	LOFL	Last Out Loan	3,875,625.00	3,875,625.00	100.0%	45.0%	3,875,625.00	Y	4.18x	2.49x	4.29x	11/6/2018
Obligor 161	1st Lien	Large Middle Market Loan	12,898,114.27	11,578,114.27	100.0%	72.5%	11,578,114.27	N	3.79x	3.25x	4.75x	3/31/2022
Obligor 162	1st Lien	Broadly Syndicated Loan	4,184,782.60	4,184,782.60	90.0%	75.0%	3,766,304.34	N	4.51x	2.23x	6.23x	3/16/2020
Obligor 163	1st Lien	Traditional Middle Market Loan	14,207,416.54	12,031,918.76	100.0%	70.0%	12,031,918.76	N	3.35x	2.39x	4.83x	7/31/2020
Obligor 164	1st Lien	Large Middle Market Loan	3,868,595.07	3,868,595.07	100.0%	72.5%	3,868,595.07	N	4.23x	4.15x	4.23x	3/1/2024
Obligor 165	1st Lien	Traditional Middle Market Loan	10,756,215.01	8,203,875.01	100.0%	70.0%	8,203,875.01	N	3.04x	2.96x	4.63x	1/31/2018
Obligor 166	1st Lien	Large Middle Market Loan	9,007,293.20	6,417,018.23	100.0%	72.5%	6,417,018.23	N	3.48x	2.95x	4.84x	12/19/2019
Obligor 167	lofl	Last Out Loan	10,972,500.00	10,972,500.00	70.0%	45.0%	7,680,750.00	Y	6.08x	2.24x	6.08x	4/28/2022
Obligor 168	1st Lien	Traditional Middle Market Loan	8,507,250.00	8,507,250.00	100.0%	70.0%	8,507,250.00	N	3.63x	2.37x	5.38x	4/28/2022
Obligor 169	1st Lien	Large Middle Market Loan	7,719,939.98	6,954,452.62	80.0%	72.5%	5,563,562.09	N	5.83x	2.52x	5.83x	10/1/2021
Obligor 170	1st Lien	Traditional Middle Market Loan	14,306,043.93	12,181,043.93	90.0%	70.0%	10,962,939.54	N	4.74x	3.13x	4.74x	5/3/2021
Obligor 171	1st Lien	Large Middle Market Loan	13,538,020.83	13,538,020.83	100.0%	72.5%	13,538,020.83	N	4.84x	3.20x	4.23x	3/1/2022
Obligor 171	LOFL	Last Out Loan	2,666,666.67	2,666,666.67	100.0%	45.0%	2,666,666.67	N	4.84x	3.20x	4.84x	4/30/2018
Obligor 172	1st Lien	Traditional Middle Market Loan	17,508,326.37	9,697,904.92	100.0%	70.0%	9,697,904.92	N	3.38x	2.40x	4.72x	5/8/2019
Obligor 173	1st Lien	Large Middle Market Loan	15,016,821.60	14,016,821.60	100.0%	72.5%	14,016,821.60	N	4.74x	2.87x	4.74x	6/22/2023
Obligor 174	1st Lien	Traditional Middle Market Loan	15,304,205.18	14,992,561.34	100.0%	70.0%	14,992,561.34	N	3.04x	4.18x	3.04x	9/7/2019
Obligor 175	1st Lien	Broadly Syndicated Loan	14,554,041.50	14,554,041.50	100.0%	75.0%	14,554,041.50	N	3.75x	2.72x	4.48x	6/1/2022
Obligor 176	1st Lien	Traditional Middle Market Loan	4,463,924.73	4,463,924.73	100.0%	70.0%	4,463,924.73	Y	2.35x	4.78x	2.35x	2/3/2023
Obligor 177	1st Lien	Broadly Syndicated Loan	8,147,328.14	8,147,328.14	100.0%	75.0%	8,147,328.14	N	11.40x	3.91x	11.40x	2/3/2023
Obligor 178	1st Lien	Traditional Middle Market Loan	15,718,333.33	11,760,000.00	100.0%	70.0%	11,760,000.00	N	3.12x	4.85x	3.12x	4/16/2020
Obligor 179	1st Lien	Large Middle Market Loan	10,529,595.25	9,649,595.24	100.0%	72.5%	9,649,595.24	N	4.11x	2.30x	5.78x	9/1/2024
Obligor 180	1st Lien	Large Middle Market Loan	5,148,084.72	3,148,084.72	100.0%	72.5%	3,148,084.72	N	3.58x	3.13x	4.73x	12/1/2019
Obligor 181	1st Lien	Large Middle Market Loan	11,470,238.78	10,189,238.78	100.0%	72.5%	10,189,238.78	N	3.21x	4.17x	3.33x	8/31/2023
Obligor 182	1st Lien	Large Middle Market Loan	21,258,092.09	17,258,092.09	100.0%	72.5%	17,258,092.09	N	4.25x	2.25x	6.00x	7/1/2023
Obligor 183	1st Lien	Large Middle Market Loan	2,493,750.00	2,493,750.00	100.0%	72.5%	2,493,750.00	N	2.53x	6.41x	2.53x	6/30/2020
Obligor 184	1st Lien	Traditional Middle Market Loan	9,976,237.25	5,028,159.79	100.0%	70.0%	5,028,159.79	N	4.00x	2.45x	6.50x	8/31/2023
Obligor 185	1st Lien	Large Middle Market Loan	10,862,500.00	10,862,500.00	100.0%	72.5%	10,862,500.00	N	2.61x	7.67x	2.61x	9/30/2023